U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Essentially Yours Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	5122 (Primary Standard Industrial Classification Code Number)	98-030438 (I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89109
(702) 892-3956
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Jay Sargeant

President
Essentially Yours Industries, Inc.
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89109
(702) 892-3956
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Thomas E. Stepp, Jr.

Stepp Law Group
1301 Dove Street, Suite 460
Newport Beach, California 92660
(949) 660-9700
Facsimile (949) 660-9010

      Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount	offering price	aggregate	registration
securities to be registered	to be registered	per share	offering price	fee

Common Stock, $.001 par value	16,330,000	$3.00	$48,990,000.00	$4,507.08

      The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C.

      The registrant hereby amends this registration statement in such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PROSPECTUS

Essentially Yours Industries, Inc.

a Nevada corporation

16,330,000 shares of Common Stock

        Shares Offered by Us. We are offering up to a total of 1,330,000 shares of our $.001 par value common stock. The offering price is $3.00 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 180 days from the date of this prospectus and may be extended for an additional 180 days if we so choose to do so. Jay Sargeant and Dori O’Neill, two of our officers and directors, will be the only persons offering or selling our shares.

	Per Share	Underwriting
	Price to the	Discounts and	Maximum Net
	Public	Commissions	Proceeds to Us.

Common Stock	$3.00	$0.00	$3,990,000

      There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

      Shares Offered by Selling Shareholders. Some of our shareholders are also offering 15,000,000 shares of common stock for resale. We will not receive any proceeds from the shares sold by the selling shareholders.

      Prior to this offering, there has been no public market for our Common Stock. We intend to apply to have our shares traded on the OTC Bulletin Board. There can be no assurances that such securities will be accepted for inclusion or that an active trading market in our securities will develop or be sustained.

      The selling shareholders have advised us that, until a market develops for our common stock, they will sell their shares for the price of $3.00 per share. This price cannot necessarily be expected to bear any relationship to customary determinants of the value of shares of public companies, such as the history of, and prospects for, our business; past sales prices of our common stock in private transactions; an assessment of our management; our present operations; our market capitalization and general conditions in the securities markets. If and when a public market for our common stock does develop, the prices at which the selling shareholders may sell their shares will be determined by that market or will be privately negotiated between the selling shareholders and their respective buyers.

       See “Risk Factors” beginning on page 2 for factors to be considered before purchasing shares of our common stock.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November      , 2002

Subject to completion.

PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
EXHIBIT 2
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 5
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 10.9
EXHIBIT 10.10
EXHIBIT 10.11
EXHIBIT 10.12
EXHIBIT 10.13
EXHIBIT 10.14
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3

Prospectus Summary	1
Risk Factors	2
Use of Proceeds	10
Determination of Offering Price	10
Dilution	11
Selling Shareholders	13
Plan of Distribution	14
Legal Proceedings	16
Directors, Executive Officers, Promoters and Control Persons	16
Security Ownership of Certain Beneficial Owners and Management	17
Description of Securities	18
Interest of Named Experts and Counsel	19
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	19
Description of Business (Including Description of Property)	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Certain Relationships and Related Transactions (Including Organization Within Last Five Years)	38
Market for Common Equity and Related Stockholder Matters	41
Executive Compensation	42
Legal Matters	44
Experts	44
Additional Information	44
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	44
Financial Statements	45

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

      Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words, such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs, and the costs and effectiveness of our operations. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

ii

PROSPECTUS SUMMARY

Business:	Essentially Yours Industries, Inc. markets, sells and distributes dietary supplement and personal care products including Calorad, our most popular proprietary weight-loss product, through the network marketing efforts of our Independent Business Associates. As a result, the purchasers of our products have the opportunity to develop their own home-based businesses. Our website is located at www.eyicom.com.

Our principal business address is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109. Our telephone number is (702) 892-3956. Our facsimile number is (702) 892-3950.

Number of Shares Being Registered:	Shares Offered by Us. 1,330,000 shares of $0.001 par value common stock

Shares Offered by Selling Shareholders. 15,000,000 shares for resale by selling shareholders.

Number of Shares Outstanding After the Offering:	We currently have 15,703,552 shares of our common stock issued and outstanding and no preferred shares or any other securities authorized or issued.

If we sell all shares offered by us, we will have 17,033,552 shares of our common stock issued and outstanding and no preferred shares or any other securities authorized or issued.

Estimated use of proceeds:	Shares Offered by Us. Proceeds from the offering will be used to pay the costs of the offering, for sales and marketing, to expand our customer base, for computer equipment, for research and development, to expand our consignment center program and for general overhead expenses and working capital. We may also utilize the offering proceeds for other purposes at the discretion of our management. Additional financing may be required. There is no assurance that such additional financing will be available to us and, if available, that the terms and conditions of such financing will be acceptable to us.

Shares Offered by Selling Shareholders. We will not receive any of the proceeds from the distribution of our shares by the selling shareholder, nor will we receive any of the proceeds from the resale of those shares.

RISK FACTORS

      In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any shares of our common stock. A purchase of our common stock is speculative and involves significant risk. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Related to Our Business

      We have a limited operating history, an accumulated deficit and may have continued losses for the foreseeable future with no assurance of profitability. We were incorporated on June 21, 2002, as Burrard Capital, Inc. a development stage company whose sole purpose at that time was to complete a merger with a then existing Nevada corporation named Essentially Yours Industries, Inc.

      Essentially Yours Industries, Inc. owned ninety-nine percent of Halo Distribution LLC, the other one percent of Halo was owned by RGM International, Inc. On May 27, 2002, Jay Sargeant, our President and Director, signed an agreement whereby he acquired all of the shares of Essentially Yours Industries, Inc. and RGM as of June 30, 2002.

      Effective June 30, 2002, we closed the merger between and among us, Essentially Yours Industries, Inc. and Jay Sargeant, and thereby Essentially Yours Industries, Inc. merged with and into us and we then changed our name to Essentially Yours Industries, Inc. As a result of that merger, we have acquired the business and customer base of the corporation which was merged with and into us. As of June 30, 2002 we had an accumulated deficit of $7,967. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect operating expenses to increase as a result of the further implementation of our business plan. Even if we achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that we will never achieve profitability.

      Our auditor’s report contains a going concern qualification. Our independent auditor’s report on our financial statements includes explanatory paragraphs in “NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES — Going Concern” that indicate that there is substantial doubt that we will be able to continue as a going concern. Specifically the report states that “[t]he accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern. The use of such principles may not be appropriate because, as of June 30, 2002, there was substantial doubt that [we] will be able to continue as a going concern. As of June 30, 2002, [we] had an accumulated deficit of $7,967 and negative working capital of $79,967. The viability of [us] is dependent upon [our] ability to obtain sufficient financing to implement [our] business plan.”

      Since June 30, 2002, we completed a private placement of common stock, raising $1,055,327.44. However, we will likely need to raise additional financing to implement our business plan.

      We have had operating deficits and may need additional financing and working capital, which may not be available to us. At June 30, 2002, we had had an accumulated deficit of $7,967.

      In October 2002, we raised $1,055,327.44 through a private placement of our common stock. We hope to raise another $3,990,000 through this offering of common stock. If we raise $3,990,000 through this offering, we will have sufficient working capital to sustain business operations for the next 36 months. If we do not raise any money through this offering, we will have sufficient working capital to sustain business operations for the next 6 months.

      Our Distribution and License Agreement with Nutri-Diem, Inc., as amended on November 7, 2002, requires us to complete a financing in the amount of $3,000,000 before June 30, 2003. As we raised $1,055,327.44 through our private placement, we are required to raise an additional $1,944,672.56 before June 30, 2003. If we do not do so, we risk losing the rights to many of our products, including Calorad.

      In the future, we may require funds in excess of our existing cash resources to develop new products, to develop or acquire other products or other lines of business, and to finance general and administrative and research activities that are not related to specific products under development. We do not now have any definite plans requiring this additional funding. Due to market conditions at the time we may need additional funding, or due to our own financial condition at that time, it is possible that we will be unable to obtain additional funding as and when we need it. If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts.

      We are dependent on our IBAs for our product marketing efforts. Our success and growth depend upon our ability to attract, retain and motivate our network of IBAs (short for Independent Business Associates) who market our products. IBAs are independent contractors who purchase products directly from us for resale and their own use. IBAs typically offer and sell our products on a part-time basis and may engage in other business activities, possibly including the sale of products offered by our competitors. Typically, we have non-exclusive arrangements with our IBAs which may be canceled on short notice and contain no minimum purchase requirements. While we encourage IBAs to focus on the purchase and sale of our products, they may give higher priority to other products, reducing their efforts devoted to marketing our products. Also, our ability to attract and retain IBAs could be negatively affected by adverse publicity relating to us, our products or our operations. In addition, as a result of our network marketing program, the down-line organizations headed by a relatively small number of key IBAs are responsible for a significant percentage of total sales.

      The loss of a significant number of IBAs, including any key IBA, for any reason, could adversely affect our sales and operating results, and could impair our ability to attract new IBAs. There is no assurance that our network marketing program will continue to be successful or that we will be able to retain or expand our current network of IBAs.

      Government regulation by the Food and Drug Administration and other federal and state entities of our products can impact our ability to market products. We market products that fall under two types of Food and Drug Administration regulations: dietary supplements and personal care products. In general, a dietary supplement:

•	is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, a herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or combinations of these ingredients.

•	is intended for ingestion in pill, capsule, tablet, or liquid form.

•	is not represented for use as a conventional food or as the sole item of a meal or diet.

•	is labeled as a “dietary supplement.”

      Personal care products are intended to be applied to the human body for cleansing, beautifying, promoting attractiveness, or altering the appearance without affecting the body’s structure or functions. Included in this definition are products such as skin creams, lotions, perfumes, lipsticks, fingernail polishes, eye and facial make-up preparations, shampoos, permanent waves, hair colors, toothpastes, deodorants, and any material intended for use as a component of a cosmetic product. The Food & Drug Administration has a limited ability to regulate personal care products.

      Dietary supplements must follow labeling guidelines outlined by the FDA. Neither dietary supplements nor personal care products require FDA or other government approval or notification to market in the United States.

      Under the Dietary Supplement Health and Education Act of 1994, companies that manufacture and distribute dietary supplements are limited in the statements that they are permitted to make about nutritional support on the product label without FDA approval. In addition, a manufacturer of a dietary supplement must have substantiation for any such statement made and must not claim to diagnose, mitigate, treat, cure or prevent a specific disease or class of disease. The product label must also contain a prominent disclaimer. These restrictions may restrict our flexibility in marketing our product.

      We believe that all of our existing and proposed products are dietary supplements or personal care products that do not require governmental approvals to market in the United States. Our key products are classified as follows:

      Dietary Supplements

•	Calorad

•	Agrisept-L

•	Oxy-Up

•	Triomin

•	Noni Plus

•	Iso-Greens

•	Definition (drops)

•	Essential Omega

      Personal Care Products

•	Quantum

•	Definition (cream)

      The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture and the Environmental Protection Agency. Our activities also are subject to regulation by various agencies of the states and localities in which our products are sold. Among other things, such regulation puts a burden on our ability to bring products to market. Any changes in the current regulatory environment could impose requirements that would make bringing new products to market more expensive or restrict the ways we can market our products.

      No governmental agency or other third party makes a determination as to whether our products qualify as dietary supplements, personal care products or neither. We make this determination based on the ingredients contained in the products and the claims we make for the products.

      If the Federal Trade Commission or certain states object to our product claims and advertising we may be forced to give refunds, pay damages, stop marketing certain products or change our business methods. The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters, including advertising of our products. In the past several years the Federal Trade Commission has instituted enforcement actions against several dietary supplement companies for false or deceptive advertising of certain products. We provide no assurance that

•	the Federal Trade Commission will not question our past or future advertising or other operations or

•	a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations.

      Also, our IBAs and their customers may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative or on a referral from IBAs, consumers or others. If taken, such actions may result in

•	entries of consent decrees,

•	refunds of amounts paid by the complaining IBA or consumer,

•	refunds to an entire class of IBAs or customers, or

•	other damages, and

•	changes in our method of doing business.

      A complaint based on the activities of one IBA, whether or not such activities were authorized by us, could result in an order affecting some or all IBAs in a particular state, and an order in one state could influence courts or government agencies in other states. Proceedings resulting from these complaints may result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

      If our network marketing program is shown to violate federal or state regulations, we may be unable to market our products. Our network marketing program is subject to a number of federal and state laws and regulations administered by the Federal Trade Commission and various state agencies. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of “pyramid” or “endless chain” types of selling organizations. These regulations are generally directed at ensuring that product sales are ultimately made to consumers (as opposed to other IBAs) and that advancement within the network marketing program is based on sales of products, rather than investment in the company or other non-retail sales related criteria.

      The compensation structure of a network marketing organization is very complex. Compliance with all of the applicable regulations and laws is uncertain because of

•	the evolving interpretations of existing laws and regulations and

•	the enactment of new laws and regulations pertaining in general to network marketing organizations and product distribution.

      We have not obtained any no-action letters or advance rulings from any federal or state securities regulator or other governmental agency concerning the legality of our operations. Also, we are not relying on a formal opinion of counsel to such effect. Accordingly there is the risk that our network marketing system could be found to be in noncompliance with applicable laws and regulations, which could have a material adverse effect on us. Such a decision could

•	require modification of our network marketing program,

•	result in negative publicity, or

•	have a negative effect on IBA morale and loyalty.

      In addition, our network marketing system will be subject to regulations in foreign markets administered by foreign agencies should we expand our network marketing organization into such markets.

      The legality of our network marketing program is subject to challenge by our IBAs. We are subject to the risk of challenges to the legality of our network marketing organization by our IBAs, both individually and as a class. Generally, such challenges would be based on claims that our network marketing program was operated as an illegal “pyramid scheme” in violation of federal securities laws, state unfair practice and fraud laws and the Racketeer Influenced and Corrupt Organizations Act. An illegal pyramid scheme is generally a marketing scheme that promotes “inventory loading” and does not encourage retail sales of the products and services to ultimate consumers. Inventory loading occurs when distributors purchase large quantities of non-returnable inventory to obtain the full amount of compensation available under the network marketing program. In the event of challenges to the legality of our network marketing organization by our IBAs, there is no assurance that we will be able to demonstrate that

•	our network marketing policies were enforced and

•	the network marketing program and IBAs’ compensation thereunder serve as safeguards to deter inventory loading and encourage retail sales to the ultimate consumers.

      Proceedings resulting from these claims could result in significant defense costs, settlement payments or judgments, and could have a material adverse effect on us. One of our competitors, Nutrition for Life

International, Inc., a multi-level seller of personal care and nutritional supplements, announced in 1999 that it had settled class action litigation brought by distributors alleging fraud in connection with the operation of a pyramid scheme. Nutrition for Life International agreed to pay in excess of $3 million to settle claims brought on behalf of its distributors and certain purchasers of its stock.

      We believe that our marketing program is significantly different from the program allegedly promoted by Nutrition for Life International and that our marketing program is not in violation of anti-pyramid laws or regulations. However, there can be no assurance that claims similar to the claims brought against Nutrition for Life International and other multi-level marketing organizations will not be made against us, or that we would prevail in the event any such claims were made. Furthermore, even if we were successful in defending against any such claims, the costs of conducting such a defense, both in dollars spent and in management time, could be material and adversely affect our operating results and financial condition. In addition, the negative publicity of such a suit could adversely affect our sales and ability to attract and retain IBAs.

      A large portion of our sales is attributable to Calorad. A significant portion of our net sales is expected to be dependent upon our Calorad product. Calorad has traditionally represented more than 90% of Corp.’s net sales and, although we hope to expand and diversify our product offerings, Calorad is expected to provide a large portion of our net sales in the foreseeable future. If Calorad loses market share or loses favor in the marketplace, our financial results will suffer.

      Our products are subject to obsolescence. The introduction by us or our competitors of new dietary supplement or personal care products offering increased functionality or enhanced results may render our existing products obsolete and unmarketable. Therefore, our ability to successfully introduce new products into the market on a timely basis and achieve acceptable levels of sales has and will continue to be a significant factor in our ability to grow and remain competitive and profitable. In addition, the nature and mix of our products are important factors in attracting and maintaining our network of IBAs, which consequently affects demand for our products. Although we seek to introduce additional products, the success of new products is subject to a number of conditions, including customer acceptance. There can be no assurance that

•	our efforts to develop innovative new products will be successful,

•	customers will accept new products or

•	that we will obtain required regulatory approvals of such new products.

      In addition, no assurance can be given that new products currently experiencing strong popularity will maintain their sales over time. In the event we are unable to successfully increase the product mix and maintain competitive product replacements or enhancements in a timely manner in response to the introduction of new products, competitive or otherwise, our sales and earnings will be materially and adversely affected.

      We have no manufacturing capabilities and we are dependent upon Nutri-Diem, Inc. and other companies to manufacture our products. We have no manufacturing facilities and have no present intention to manufacture any of our dietary supplement and personal care products. We are dependent upon relationships with independent manufacturers to fulfill our product needs. Nutri-Diem, Inc., a related party, manufactures and supplies more than 70% of our products. We have contracts with Nutri-Diem that require us to purchase set amounts of its manufactured products for at least the next five years and possibly the next ten years. It is possible that these contracts with Nutri-Diem, Inc. could become unfavorable, and we may not be able to use other manufacturers to provide us with these services if our terms with Nutri-Diem, Inc. become unfavorable. In addition, we must be able to obtain our dietary supplement and personal care products at a cost that permits us to charge a price acceptable to the customer, while also accommodating distribution costs and third party sales compensation. Competitors who do own their own manufacturing may have an advantage over us with respect to pricing, availability of product and in other areas through their control of the manufacturing process.

      We may not be able to deliver various products to our customers if third party providers fail to provide necessary ingredients to us. We are dependent on various third parties for various ingredients for our products. Some of the third parties that provide ingredients to us have a limited operating history and are themselves dependent on reliable delivery of products from others. As a result, our ability to deliver various products to our users may be adversely affected by the failure of these third parties to provide reliable various ingredients for our products.

      We are materially dependent upon our key personnel and the loss of such key personnel could result in delays in the implementation of our business plan or business failure. We depend upon the continued involvement of Jay Sargeant, our President and Director, Barry LaRose, our Secretary and Director, and Dori O’Neill, our Executive Vice President, Chief Operations Officer and Director. As we are a developing company, the further implementation of our business plan is dependent on the entrepreneurial skills and direction of management. Mr. Sargeant, Mr. LaRose and Mr. O’Neill guide and direct our activity and vision. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow us to continue our operations. The loss or lack of availability of these individuals could materially adversely affect our business and operations. We do not carry “key person” life insurance for these officers and directors, and we would be adversely affected by the loss of these three key employees.

      We face substantial competition in the dietary supplement and personal care industry, including products that compete directly with Calorad. The dietary supplement and personal care industry is highly competitive. It is relatively easy for new companies to enter the industry due to the availability of numerous contract manufacturers, a ready availability of natural ingredients and a relatively relaxed regulatory environment. Numerous companies compete with us in the development, manufacture and marketing of supplements as their sole or principal business. Generally, these companies are well funded and sophisticated in their marketing approaches.

      Depending on the product category, our competition varies. Calorad competes directly with Body Solutions, a product with different ingredients but a similar concept. Additionally, Calorad competes indirectly with food plans such as Weight Watchers and meal replacement products such as Slim Fast. Our Noni Plus product competes with Morinda and others. Our other products have similar well-funded and sophisticated competitors. Increased competitive activity from such companies could make it more difficult for us to increase or keep market share, since such companies have greater financial and other resources available to them and possess far more extensive manufacturing, distribution and marketing capabilities.

      We may be subject to products liability claims and may not have adequate insurance to cover such claims. As with other retailers, distributors and manufacturers of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. With respect to product liability claims, we have coverage of $5,000,000 per occurrence and $5,000,000 in the aggregate. Because our policies are purchased on a year to year basis, industry conditions or our own claims experience could make it difficult for us to secure the necessary insurance at a reasonable cost. In addition, we may not be able to secure insurance that will be adequate to cover liabilities. We generally do not obtain contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification is limited by its terms and, as a practical matter, to the creditworthiness of the other party. In the event that we do not have adequate insurance or contractual indemnification, liabilities relating to defective products could require us to pay the injured parties’ damages which are significant compared to our net worth or revenues.

      We may be adversely affected by unfavorable publicity relating to our product or similar products manufactured by our competitors. We believe that the dietary supplement products market is affected by national media attention regarding the consumption of these products. Future scientific research or publicity may be unfavorable to the dietary supplement products market generally or to any particular product and may be inconsistent with earlier favorable research or publicity. Adverse publicity associated with illness or other adverse effects resulting from the consumption of products distributed by other companies, which are similar to our products, could reduce consumer demand for our products and consequently our revenues. This may occur even if the publicity did not relate to our products. Adverse publicity directly concerning our products could be expected to have an immediate negative effect on the market for that product.

      Because we have few proprietary rights, others can provide products and services substantially equivalent to ours. We hold no patents. We believe that most of the technology used by us in the design and implementation of our products may be known and available to others. Consequently, others may be able to formulate products equivalent to ours. We rely on confidentiality agreements and trade secret laws to protect our confidential information. In addition, we restrict access to confidential information on a “need to know” basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information. If our pending trademark or other proprietary rights are violated, or if a third party claims that we violate its trademark or other proprietary rights, we may be required to engage in litigation. Proprietary rights litigation tends to be costly and time consuming. Bringing or defending claims related to our proprietary rights may require us to redirect our human and monetary resources to address those claims.

Risks Related to Our Common Stock

      There may not be a market for our common stock. There is currently no public market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the Over-The-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc. upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide any assurance that the price of our common stock will be quoted on that quotation service or, if quoted, that a public market for our common stock will develop. Without a public market, our shareholders may not be able to find purchasers for their shares of our common stock.

      A market for our common stock, and market volatility, may depress our stock price. If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to significant fluctuations in response to such factors as changes in our quarterly earnings and the market for dietary supplement and personal care products. Factors such as announcements of new products by our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the supplement industry, may have an impact on the market price of our common stock.

      Further, if the price of our common stock is quoted on a quotation service, the price may be affected by factors that are unrelated or disproportionate to our operating performance. These factors, as well as general economic, political and market conditions, such as recessions, acts of terrorism, war, civil unrest, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

      You may not be able to sell your shares due to lock-up provisions. Purchasers of the shares offered by us will be required to enter into a subscription agreement. Under the terms of the subscription agreement, the shares offered by us cannot, without our prior written consent, be offered, pledged or sold until August 31, 2003.

      Additionally, selling shareholder Jay Sargeant, our President and a member of our Board of Directors, holds 12,000,000 shares issued by us in connection with the merger with Essentially Your Industries, Inc. in trust for twelve individuals pursuant to a Declaration of Trust dated May 27, 2002. Once these shares are registered pursuant to the registration statement of which this prospectus forms a part, they will be distributed to the trust beneficiaries. Once distributed, these shares will be subject to a lock-up agreement. Under this lock-up agreement, these shares can not be offered, pledged or sold until released from the lock-up on the following schedule: (i) 10% of these shares are released six (6) months following the distribution, (ii) an additional 15% of these shares are released twelve (12) months following the distribution, (iii) an additional 20% of these shares are released of eighteen (18) months following the distribution and (iv) the balance of these shares are released twenty-four (24) months following the distribution.

      Our common stock may become subject to Penny Stock regulations. The Securities and Exchange Commission (“Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Because our securities may be subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

USE OF PROCEEDS

      Shares Offered by Us. This offering is being made on a best efforts — no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management’s current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

Maximum Shares Sold	1,330,000	997,500	665,000	332,500

Total Proceeds	$3,990,000	$2,992,500	$1,995,000	$997,500
Less:
Commission(1)	$319,200	$239,400	$159,600	$79,800
Offering expenses	$160,000	$160,000	$160,000	$160,000
Blue Sky filing fees	$35,000	$35,000	$35,000	$35,000

Net Proceeds from Offering	$3,475,800	$2,558,100	$1,640,400	$722,700
Use of Net Proceeds
Working capital	$825,800	$708,100	$290,400	$247,700
Computer hardware and software	$500,000	$350,000	$150,000	$75,000
Business opportunity marketing campaign	$100,000	$100,000	$100,000	$100,000
Research and development	$200,000	$200,000	$50,000	$0
International sales campaign	$500,000	$250,000	$250,000	$0
Internet advertising	$500,000	$350,000	$300,000	$100,000
Television advertising	$250,000	$250,000	$250,000	$0
Direct sales campaign	$500,000	$250,000	$150,000	$100,000
Consignment center project	$100,000	$100,000	$100,000	$100,000

Total	$3,475,800	$2,558,100	$1,640,400	$722,700

(1)	We plan to have Mr. Sargeant and Mr. O’Neill, two of our Officers and Directors, sell shares in our company. Neither Mr. Sargeant nor Mr. O’Neill will receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/ dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of our shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

      Shares Offered by Selling Shareholders. We will not receive any of the proceeds from the sale of those shares being offered by this prospectus.

DETERMINATION OF OFFERING PRICE

      Shares Offered by Us. There is no public market for our shares and there is no assurance that a market will develop following the offering. The offering price of the shares was determined by us, with no recognized criteria of value, including our current financial condition and its net tangible book value. In determining the offering price and the number of shares to be offered, we considered such factors as our limited operating history and general conditions of the securities market. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of Essentially Yours Industries, Inc. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value.

      Inasmuch as we are offering the shares and a principal underwriter was not retained for such purpose, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in such offerings. Thus, subscribers are subject to an increased risk that the price of our securities has been arrived at arbitrarily.

      Our decision not to retain a principal underwriter for this offering may have an adverse effect on the development of a market in our shares. While management expects to contact several brokerage firms in order to interest them in making a market in our securities, there is no assurance management will be successful in obtaining market makers for our securities. Moreover, even if such efforts are successful, there is no assurance an active market will develop in our securities such that subscribers will be able to resell their shares following this offering. Our securities will not be eligible for listing on the NASDAQ system and, consequently, trading in our securities, if any, will be limited to the OTC Bulletin Board or the “pink sheets” maintained by the National Quotation Bureau, Inc. which reports quotations by brokers or dealers making a market in particular securities.

      Shares Offered by Selling Shareholders. The selling shareholders have advised us that, until a market develops for our common stock, they will sell their shares for the price of $3.00 per share. This price cannot necessarily be expected to bear any relationship to customary determinants of the value of shares of public companies, such as the history of, and prospects for, our business; past sales prices of our common stock in private transactions; an assessment of our management; our present operations; our market capitalization and general conditions in the securities markets. If and when a public market for our common stock does develop, the prices at which the selling shareholders may sell their shares will be determined by that market or will be privately negotiated between the selling shareholders and their respective buyers.

DILUTION

      Shares Offered by Us. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

      As of the date of this offering, we had 15,703,552 common shares issued and outstanding and a net tangible book value of $955,867 or $0.06 per share (our net tangible book value at June 30, 2002 was $60,540 to which we include the net tangible book value increase of $895,297 from a private placement of $1,055,297 less offering expenses of $160,000).

      The proceeds from the sale of shares will vary depending on the total number of shares sold.

      Upon completion of this offering, if all 1,330,000 shares (or 100%) offered hereunder by us are sold, there would be a total of 17,033,552 common shares issued and outstanding. If the maximum 1,330,000 shares are sold, then the net proceeds after deducting offering expenses, estimated commissions (though we do not plan to pay commissions) and blue sky filing fees totaling $514,200 will be $3,475,800. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $4,431,667. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.26. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $2.74 and our existing shareholders would receive an increase in book value of approximately $0.20 per share without any additional investment on their part.

      Upon completion of this offering, if 997,500 shares (or 75%) offered by us hereunder are sold, there would be a total of 16,701,052 common shares issued and outstanding. If 997,500 shares are sold, then the net proceeds after deducting offering expenses, estimated commissions (though we do not plan to pay commissions) and blue sky filing fees totaling $434,400 will be $2,558,100. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $3,513,967. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.21. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $2.79 and our existing shareholders would receive an increase in book value of approximately $0.15 per share without any additional investment on their part.

      Upon completion of this offering, if 665,000 shares (or 50%) offered by us hereunder are sold, there would be a total of 16,368,552 common shares issued and outstanding. If 665,000 shares are sold, then the net proceeds after deducting offering expenses, estimated commissions (though we do not plan to pay commissions) and blue sky filing fees totaling $354,600 will be $1,640,400. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $2,596,267. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.16. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $2.84 and our existing shareholders would receive an increase in book value of approximately $0.10 per share without any additional investment on their part.

      Upon completion of this offering, if 332,500 shares (or 25%) offered by us hereunder are sold, there would be a total of 16,036,052 common shares issued and outstanding. If 332,500 shares are sold, then the net proceeds after deducting offering expenses, estimated commissions (though we do not plan to pay commissions) and blue sky filing fees totaling $274,800 will be $722,700. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $1,678,567. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.10. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $2.90 and our existing shareholders would receive an increase in book value of approximately $0.04 per share without any additional investment on their part.

      The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing shareholders

Price per share	$0.06
Net tangible book value per share before offering	$0.06
Net tangible book value per share after offering	$0.26
Increase to current shareholders in net tangible book (assuming all 1,330,000 shares offered by us are sold) value per share after offering	$0.20
Capital contributions	$955,867
Number of shares outstanding before the offering	15,703,552
Number of shares outstanding after the offering held by existing shareholders	17,033,552
Percentage of ownership after the offering	92.19%

Purchasers of shares in this offering if all shares offered by us are sold

Price per share	$3.00
Dilution per share	$2.74
Capital contributions	$3,990,000
Number of shares after offering held by public investors	1,330,000
Percentage of ownership after the offering	7.81%

Purchasers of shares in this offering if 75% of shares offered by us are sold

Price per share	$3.00
Dilution per share	$2.79
Capital contributions	$2,992,500
Number of shares after offering held by public investors	997,500
Percentage of ownership after the offering	5.86%

Purchasers of shares in this offering 50% of shares offered by us are sold

Price per share	$3.00
Dilution per share	$2.84
Capital contributions	$1,995,000
Number of shares after offering held by public investors	665,000
Percentage of ownership after the offering	3.90%

Purchasers of shares in this offering if 25% of shares offered by us are sold

Price per share	$3.00
Dilution per share	$2.90
Capital contributions	$997,500
Number of shares after offering held by public investors	332,500
Percentage of ownership after the offering	1.95%

      Shares Offered by Selling Shareholders. The shares offered for sale by the selling shareholders are already issued and outstanding and, therefore, will not result in any dilution.

SELLING SHAREHOLDERS

      The following table sets forth the number of shares of common stock to be distributed by the selling shareholders.

      Selling shareholder Jay Sargeant, our President and a member of our Board of Directors, holds 12,000,000 shares issued by us in connection with the merger with Essentially Your Industries, Inc. in trust for twelve individuals pursuant to a Declaration of Trust dated May 27, 2002. Once these shares are registered pursuant to the registration statement of which this prospectus forms a part, they will be distributed to the trust beneficiaries. Once distributed, these shares will be subject to a lock-up agreement. Under this lock-up agreement, these shares can not be offered, pledged or sold until released from the lock-up on the following schedule: (i) 10% of these shares are released six (6) months following the distribution, (ii) an additional 15% of these shares are released twelve (12) months following the distribution, (iii) an additional 20% of these shares are released of eighteen (18) months following the distribution and (iv) the balance of these shares are released twenty-four (24) months following the distribution.

      The recipients of the shares registered by the registration statement may from time to time sell the shares of our common stock, subject to the conditions above, on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares.

	Number and Percentage	Maximum Number of	Number and
	of Outstanding Shares	Shares to be Offered	Percentage Owned
	Beneficially Owned Prior	Pursuant to this	After Offering is
Name of Selling Shareholder	to Registration	Prospectus	Complete(1)

Michael Reynolds	600,000/3.82%	600,000	0
Bayonne Holdings Inc.	600,000/3.82%	600,000	0
Ken Pressello	600,000/3.82%	600,000	0
649645 B.C. Ltd.	600,000/3.82%	600,000	0
Aran Asset Management SA	600,000/3.82%	600,000	0
Jay Sargeant(2)	12,000,000/76.42%	12,000,000	0

(1)	Assumes that all shares beneficially owned prior to registration will be distributed pursuant to this prospectus.

(2)	Pursuant to a Declaration of Trust dated May 27, 2002, Jay Sargeant, our President and a member of our Board of Directors, holds the 12,000,000 shares issued by us in connection with the merger with Essentially Your Industries, Inc. in trust for the following persons in the following amounts:

Name	Amount

Jay Sargeant	3,439,200
Barry LaRose	3,080,400
Michel Grise	2,240,400
Dori O’Neill	960,000
Thomas Viccars	960,000
Kristan Sargeant	480,000
Rena Davis	240,000
Donna Keay	180,000
Janet Carpenter	180,000
Shauna Hubscher	120,000
Harnek Chandi	90,000
Mary Hammer	30,000

PLAN OF DISTRIBUTION

      Shares Offered by Us. Currently, we plan to sell the shares in this offering through Jay Sargeant and Dori O’Neill, two of our Officers and Directors. Neither Mr. Sargeant nor Mr. O’Neill will receive any commission from the sale of any shares. Neither Mr. Sargeant nor Mr. O’Neill will register as broker/ dealers under Section 15 of the Securities Exchange Act of 1934 (the “Act”) in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. These conditions are as follows:

•	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

•	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	The person is not, at the time of their participation, an associated person of a broker-dealer; and

•	The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

      Neither Mr. Sargeant nor Mr. O’Neill is subject to disqualification, is being compensated, or is associated with a broker-dealer. Mr. Sargeant and Mr. O’Neill are and will continue to be two of our officers and directors at the end of the offering and, during the last twelve months, neither has been or is currently a broker-dealer or associated with a broker-dealer. Neither Mr. Sargeant nor Mr. O’Neill has, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

      In the past, we have received unsolicited indications of interest in Essentially Yours Industries, Inc. from individuals familiar with us. Either Mr. Sargeant or Mr. O’Neill will arrange for delivery of a prospectus to these individuals and to others who either believes may be interested in purchasing all or a part of this offering.

      Purchasers of the shares offered by us will be required to enter into a subscription agreement. Under the terms of the subscription agreement, the shares offered by us cannot, without our prior written consent, be offered, pledged or sold until August 31, 2003.

      Shares Offered by Selling Shareholders. The shares of common stock to be distributed by the selling shareholders will be registered for distribution under the securities laws of the applicable states. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

      Selling shareholder Jay Sargeant, our President and a member of our Board of Directors, intends to distribute 12,000,000 shares he holds in trust pursuant to a Declaration of Trust dated May 27, 2002, to the following persons in the following amounts:

Name(1)	Amount

Jay Sargeant	3,439,200
Barry LaRose	3,080,400
Michel Grise	2,240,400
Dori O’Neill	960,000
Thomas Viccars	960,000
Kristan Sargeant	480,000
Rena Davis	240,000
Donna Keay	180,000
Janet Carpenter	180,000
Shauna Hubscher	120,000
Harnek Chandi	90,000
Mary Hammer	30,000

(1)	Once distributed, these shares will be subject to a lock-up agreement. Under this lock-up agreement, these shares can not be offered, pledged or sold until released from the lock-up on the following schedule: (i) 10% of these shares are released six (6) months following the distribution, (ii) an additional 15% of these shares are released twelve (12) months following the distribution, (iii) an additional 20% of these shares are released of eighteen (18) months following the distribution and (iv) the balance of these shares are released twenty-four (24) months following the distribution.

      The recipients of the shares registered by the registration statement may from time to time sell the shares of our common stock, subject to the conditions above, on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares.

      The selling shareholder and any broker or dealer participating in the distribution of shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of such shares by the selling shareholders and any commissions or discounts given to any such broker or dealer may be deemed to be underwriting commissions or discounts. Additionally, shares of our common stock which we may issue in the future and which are not offered by this prospectus may be sold as soon as one year after those shares were issued in accordance with Rule 144, which was adopted pursuant to the Securities Act of 1933.

      The shares offered by this prospectus may be sold directly by the selling shareholders or using brokers or dealers. The methods which those shares may be sold include:

•	purchases by a dealer as principal and resale by such dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

      Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker or dealers may agree with selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker or dealer is unable to do so acting as agent for a selling shareholder, to purchase as a principal any unsold shares at the price required to fulfill the broker or dealer commitment to such a selling shareholder. Broker or dealers who acquire shares of our common stock as a principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such sales, may receive or pay commissions.

LEGAL PROCEEDINGS

      There are no legal actions pending against us nor are any legal actions contemplated by us at this time. However, Essentially Yours Industries Corp., a Canadian Federal Corporation and our affiliate, is a party to various lawsuits. It is possible that we could become a party to one or more of these lawsuits, though at this time we do not have reason to believe that we will become involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      Executive Officers and Directors. The following table sets forth information regarding our executive officers and directors as well as other key members of our management.

Name	Age	Position

Jay Sargeant	55	President, Chief Executive Officer and Director
Barry LaRose	63	Secretary and Director
Dori O’Neill	43	Executive Vice President, Chief Operations Officer and Director
Michel Grise	65	Director
David Eisenstein	51	Director
William Moreland	60	Director
Donna Keay	35	Treasurer and Chief Financial Officer

      The following is a brief description of the business experience during the proceeding five years of each of our directors and executive officers, indicating their principal occupation and employment during that period.

      Jay Sargeant. Mr. Sargeant has been our President, Chief Executive Officer and a member of our Board of Directors since June 2002. Mr. Sargeant graduated from Boston State College in 1979 with a Bachelors Degree in English Literature and Psychology. From 1995 until June 30, 2002, the date of our merger with Essentially Yours Industries, Inc., Mr. Sargeant was a director of Essentially Yours Industries, Corp. a Canadian Federal corporation and our Affiliate. Mr. Sargeant has resigned as a member of the Board of Directors of Essentially Yours Industries, Corp. to concentrate on our sales and marketing efforts. Mr. Sargeant was a founder of Essentially Yours Industries, Corp.

      Dori O’Neill. Mr. O’Neill has been our Executive Vice President, Chief Operations Officer and a member of our Board of Directors since June 2002. From 1997 to June 2002, Mr. O’Neill was affiliated by

Essentially Yours Industries Corp., a Canadian Federal corporation and our Affiliate, serving as a Vice President and a member of the Board of Directors from December 2001 to June 2002. From 1994 through 1998 Mr. O’Neill was a self-employed consultant.

      Michel Grise. Mr. Grise has been a member of our Board of Directors since June 2002. Mr. Grise graduated from Sherbrooke University in Quebec, Canada with a Bachelors Degree in Business in 1964. From 1995 through the present, Mr. Grise has served as the president and a member of the Board of Directors of Nutri-Diem Inc., a company which provides approximately 70% of our products.

      Barry LaRose. Mr. LaRose has been our Secretary and a member of our Board of Directors since June 2002. From 1995 and continuing through the present, Mr. LaRose served as an officer and a member of the Board of Directors of Essentially Yours Industries Corp., a Canadian Federal corporation and our Affiliate, and was appointed President in July 2002.

      David Eisenstein. Mr. Eisenstein has been a member of our Board of Directors since November 2002. Mr. Eisenstein has been a lawyer in private practice serving the network marketing industry since 1989. He is a Supplier Member of the Direct Selling Association (DSA) and serves on the Lawyers’ Council of the DSA. He obtained his Juris Doctor, with distinction from the University of Arizona in 1976, and received his undergraduate degree in 1973 from that same university, graduating Phi Beta Kappa.

      William Moreland. Mr. Moreland has been a member of our Board of Directors since November 2002. From 1997 to the present, Mr. Moreland has served as the President of The Brand Doctor, a marketing consulting company. From 1996 to 1997, Mr. Moreland served as an Executive Vice President of BBDO Worldwide, where he was the director of planning and account services. Mr. Moreland earned a B.S. from Oklahoma University and an M.B.A. from University of Georgia.

      Donna Keay. Ms. Keay has been our Treasurer and Chief Financial Officer since August 2002. From August 2002 through the present, Ms. Keay has also served as the Chief Financial Officer for Essentially Your Industries, Corp., a Canadian Federal corporation and our affiliate, located in Surrey, British Columbia. From 1998 through June 2002, Ms. Keay was the Controller for Essentially Your Industries, Corp. Ms. Keay is a director of 642706 B.C. Ltd., our wholly-owned subsidiary. From 1992 until 1998 Ms. Keay served as Controller for Trend Colleges Canada, Ltd., located New Westminster, British Columbia.

      There is no family relationship between any of our officers or directors.

      Our directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. Our officers hold office until their death, or until they shall resign or have been removed from office.

      Our audit committee is comprised of Mr. Sargeant, Mr. Moreland and Mr. Eisenstein.

      We presently have no compensation or nominating committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Security Ownership by Management. The following table specifies, as of November 11, 2002, the amount of our shares of $.001 par value common stock that each executive officer and director holds.

Title of Class	Name and Address of Beneficial Owner(1)	Amount Beneficially Owed	Percent of Class

Common stock	Jay Sargeant(2)	12,000,000	76.42
Common stock	Barry LaRose(2)	0	0
Common stock	Dori O’Neill(2)	0	0
Common stock	Michel Grise(2)	70,000	0.44
Common stock	Donna Keay(2)	0	0
Common stock	All officers and directors as a group	12,070,000	76.86

(1)	Address for officers and directors c/o Essentially Yours Industries, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109

(2)	Pursuant to a Declaration of Trust dated May 27, 2002, Jay Sargeant, our President and a member of our Board of Directors, holds the 12,000,000 shares issued by us in connection with the merger with Essentially Your Industries, Inc. in trust for the following persons in the following amounts:

Name	Amount

Jay Sargeant	3,439,200
Barry LaRose	3,080,400
Michel Grise	2,240,400
Dori O’Neill	960,000
Thomas Viccars	960,000
Kristan Sargeant	480,000
Rena Davis	240,000
Donna Keay	180,000
Janet Carpenter	180,000
Shauna Hubscher	120,000
Harnek Chandi	90,000
Mary Hammer	30,000

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table specified above are deemed beneficially owned by the holders of those options or warrants. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

      Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

DESCRIPTION OF SECURITIES

      We are authorized to issue 80,000,000 shares at $.001 par value; 70,000,000 of those authorized shares are common stock, $.001 par value, of which a total of 15,703,552 shares have been issued to date; and 10,000,000 of those authorized shares are preferred stock, $0.001 par value, none of which has been issued to date.

      All the shares of our common stock are nonassessable. The holders of our common stock are entitled to one vote for each share of our common stock of record on all matters to be voted on by holders of our common stock. There is no cumulative voting with respect to an election of our directors or any other matter. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock. Holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefor. Each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our equity securities upon our liquidation. Any payment of dividends on our common stock will be at the sole and absolute discretion of our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of our capital stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of

Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

INTEREST OF NAMED EXPERTS AND COUNSEL

      No “expert”, as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our “counsel”, as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, has been hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was our promoter, underwriter, voting trustee, director, officer, or employee, at any time prior to the filing of the registration statement of which this prospectus forms a part.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation limits the liability of its directors and officers to the fullest extent permitted by the Nevada General Corporation Law. Specifically, Article SEVENTH provides that to the fullest extent from time to time permitted by law, no director or officer of this corporation shall be personally liable to this corporation or its shareholders for damages for breach of any duty owed to this corporation or its shareholders. Neither the amendment nor repeal of this article, nor adoption of any provision of the Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection specified by this article to a director or officer of this corporation with respect to any matter which occurred, or any cause of action, suit, or claim which, but for this article, would have accrued or arisen, prior to such amendment, repeal or adoption.

      Our Bylaws provide, among other things, that we shall indemnify and hold harmless to the fullest extent permitted by the Nevada General Corporation Law each of our directors and officers against any and all expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of this corporation.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

      We were incorporated pursuant to the laws of the state of Nevada on June 21, 2002, using the name Burrard Capital, Inc. Our purpose was to enter into a merger transaction with a then existing Nevada corporation named Essentially Yours Industries, Inc.

      Prior to our incorporation, Essentially Yours Industries, Inc. owned ninety-nine percent of Halo Distribution LLC, the other one percent of Halo was owned by RGM International, Inc. On May 27, 2002, Jay Sargeant, our President and Director, agreed to acquire all of the shares of Essentially Yours Industries, Inc. and RGM. Subsequently, Halo became a wholly-owned subsidiary of Essentially Yours Industries, Inc.

      Effective June 30, 2002, we effectively closed a merger between and among us, Essentially Yours Industries, Inc. and Jay Sargeant, and thereby Essentially Yours Industries, Inc., the then existing Nevada corporation and its subsidiaries were merged with and into us. Subsequently a Certificate of Merger was filed with the State of Nevada Secretary of State and, as a result, we changed our name to Essentially Yours Industries, Inc.

      In 1995, Essentially Yours Industries Corp., a Canadian Federal Corporation and our affiliate (“Corp.”), located in Surrey, British Columbia, started as a small business selling health and wellness products in Canada and the United States. In 1996, Corp. formed a subsidiary, Essentially Yours Industries, Inc., a Nevada corporation and the company that later merged with and into us (“Inc.”).

      On June 30, 2002, the sales and marketing efforts of Corp. were transferred to Inc. through a series of agreements and Inc. was subsequently merged with and into us on that same date. See “Certain Relationships and Related Transactions.” As a result of the merger with Inc., we now have, through the transactions between Corp., Inc. and other third party suppliers, the right to sell, market, and distribute the products previously distributed by Corp.

      We now sell, market, and distribute a product line consisting of approximately 40 nutritional products in two categories, dietary supplements and personal care products. Our most successful product is Calorad, which we believe to be the most powerful, dynamic liquid collagen-based dietary supplement available on the market today. These products are marketed through a network marketing program in which independent distributors called IBAs (short for Independent Business Associates) purchase products for resale to retail customers as well as for their own personal use. We have a list in excess of 400,000 IBAs, of which approximately 15,000 we consider “active.” An “active” IBA is one who purchased our products within the preceding 12 months. Over 5,000 of these IBAs are “very active,” and are on our automatic Auto-ship Program. See “Network Marketing” for a summary of the Auto-ship Program.

      The IBAs in our network are encouraged to recruit interested people to become new distributors of our products. New IBAs are placed beneath the recruiting IBA in the “network” and are referred to as being in that IBA’s “down-line” organization. Our marketing plan is designed to provide incentives for IBAs to build, maintain and motivate an organization of recruited distributors in their down-line organization to maximize their earning potential. IBAs generate income by purchasing our products at wholesale prices and reselling them at retail prices. IBAs also earn commissions on product purchases generated by their down-line organization.

      On an ongoing basis we review our product line for duplication and sales trends and make adjustments accordingly. As of June 30, 2002, our product line consisted of (i) 25 dietary supplement products and (ii) 15 personal care products consisting primarily of cosmetic and skin care products. Our products are primarily manufactured by Nutri-Diem, Inc., a related party, and sold by us under a license and distribution agreement with Nutri-Diem. Certain of our own products are manufactured for us by third party manufacturers pursuant to formulations developed for us. Our products are sold to our IBAs located in all 50 states, the District of Columbia and Canada.

      We believe that our network marketing system is ideally suited to marketing dietary supplement and personal care products, because sales of such products are strengthened by ongoing personal contact between IBAs and their customers. Our network marketing system appeals to a broad cross-section of people, particularly those looking to supplement family income or who are seeking part-time work. IBAs are given the opportunity, through our sponsored events and training sessions, to network with other distributors, develop selling skills and establish personal goals. We supplement monetary incentives with other forms of recognition, in order to motivate IBAs and to foster an atmosphere of excitement throughout our distributor network.

Key Operating Strengths

      We believe the source of our success is our support of and compensation program for our IBAs. We provide our IBAs with high-quality products and a highly attractive commission program, along with extensive training and motivational events and services. We believe that we have established a strong operating platform to support IBAs and facilitate future growth. The key components of this platform include the following:

•	quality dietary supplement and personal care products that appeal to consumer demand for products that contribute to a healthy lifestyle;

•	a generous compensation program that permits IBAs to earn income from profits on the resale of products and residual income from product purchases within a IBAs’ down-line organization, as well as to participate in various non-cash awards, such as promotional programs for computers and other electronic equipment;

•	a superior communications program that seeks to effectively and efficiently communicate with IBAs by utilizing new technologies and marketing techniques, as well as motivational events and training seminars;

•	a continual expansion and improvement of our product line and marketing plan;

•	an in-house marketing department; and

•	employment of computer technology to provide timely and accurate product order processing, weekly commission payment processing and detailed IBA earnings statements.

Growth Strategy

      Our growth strategy is expansion of our product line and network of IBAs to increase sales. An increase in the number of distributors generally results in increased sales volume, and new products create enthusiasm among distributors, serve as a promotional tool in selling other products, and attracting new distributors.

      We will also seek to increase sales through initiatives designed to enhance sales in our existing markets. Such initiatives will include increasing the number of our training and motivational events and teleconferences, hiring additional IBA support personnel and establishing more convenient Consignment Centers in targeted geographic markets.

      Our growth strategy will require expanded IBA services and support, increased personnel, expanded operational and financial systems, the implementation of additional control procedures an expanded in-house marketing department and marketing program as well as an increased presence on the Internet. There is no assurance that we will be able to manage expanded operations effectively. Furthermore, failure to implement financial, information management, and other systems and to add control procedures could have a material adverse effect on our results of operations and financial condition.

Industry Overview

      Network Marketing. We believe that network marketing is one of the fastest growing channels of distribution for certain types of goods and services.

      Dietary Supplement Products. We believe that the dietary supplement category is expanding because of heightened public awareness of reports about the positive effects of dietary supplements on health. Many individuals also use dietary supplements as a means of preventative health care. We believe several factors account for the steady growth of the dietary supplement category, including increased public awareness of the reported health benefits of dietary supplements and favorable demographic trends toward older Americans, who are more likely to consume dietary supplements.

      Over the past several years, widely publicized reports and medical research findings have suggested a correlation between the consumption of dietary supplements and the reduced incidence of certain diseases. Thousands of such reports and research findings can be found on the International Bibliographic Information on Dietary Supplements (IBIDS) database produced by the Office of Dietary Supplements. In 1995, Congress established the Office of Dietary Supplements, a division of the National Institutes of Health, to conduct and coordinate research into the role of dietary supplements in maintaining health and preventing disease. In addition, Congress has established the Office of Alternative Medicine within the National Institutes of Health to foster research into alternative medical treatments, which may include natural remedies.

      We believe that the aging of the United States population, together with a corresponding increased focus on preventative health care measures, will continue to result in increased demand for dietary supplement products. We believe these trends have helped fuel the growth of the dietary supplement category. To meet the increased demand for dietary supplements, we and others have introduced a number of successful dietary supplement products during the past several years, including function specific products for weight loss, sports nutrition, menopause, energy, mental alertness and nutritional support.

      Personal Care Products. We believe that the personal care products market is a mature category that has been historically immune to swings in the economy. Manufacturers and distributors of personal care products must continually improve existing products, introduce new products and communicate product advantages to consumers.

Products

      Our product line consists of products in the categories of dietary supplements and personal care. We currently market approximately 40 products, exclusive of variations in product size, colors or similar variations of our basic product line. One product in particular, Calorad, had traditionally represented over 90% of the net sales of Essentially Yours Industries Corp. and is expected to provide a large portion of our net sales in the foreseeable future.

      Dietary Supplement Category. We offer 25 products in the dietary supplement category which contain herbs, vitamins, minerals and other natural ingredients. As stated above, the dietary supplement product Calorad is expected to provide a large portion of our net sales in the foreseeable future. The following products represent the majority of our product sales in the dietary supplement category:

•	Calorad: Calorad is a liquid collagen-based dietary supplement. It is our greatest success story, and a necessary staple that reintroduces vital nutrients into the body. By providing both essential and non-essential amino acids, Calorad helps people lose weight, rebuild lean muscle tissue and restore a natural collagen base for self-repair. Calorad is available in three formulas: beef, fish kosher and AM.

•	Agrisept-L: Agrisept-L is a dietary supplement of citrus extracts used as a germicide. This all-natural, non-toxic liquid has a number of uses and can be used by any household for many bacterial issues.

•	Oxy-Up: Oxy-Up is a liquid stabilized oxygen supplementation that will provide a supply of oxygen to the body on a daily basis.

•	Triomin: This liquid dietary supplement is the most powerful liquid trace mineral supplement known. The oxygenated micronutrients and associated compounds are nourishing to the mind, body and spirit.

•	Noni Plus: Noni fruit has been around for centuries, used by natives and ancient healers of many countries during the last several thousand years to treat almost every ailment and disease. We have combined nature’s healing fruit with our own potent Dead Sea ionic minerals.

•	Iso-Greens: We believe that Iso-Greens is the highest quality nutrient-rich green food available. The vegetables in Iso-Greens combine to supply 39 of the vitamins, minerals and amino acids found in food, including Vitamin B-12.

•	Definition (drops): Definition is a safe, non-invasive, all-natural herbal product designed to feed and nurture the female breast. The perfectly selected ingredients work in harmony, helping the body to maintain the nutritional needs of the mammary glands. It works with the body’s natural capabilities to maintain the shape and tone of youth in the female breast. This product is available in both cream and drop formulations.

•	Essential Omega: Essential Omega is a dietary supplement that provides a high quality supplementation of essential fatty acids, including CLA and GLA. This product may also be a great support for weight loss.

      Personal Care Category. We offer 15 personal care products. The following products represent the majority of our product sales in the personal care category:

•	Quantum: This pure blend of essential oils is designed to help soothe muscles from head to toe. It can calm muscles distressed from overuse, or be added to a warm bath to promote relaxation and the healing of injuries of various kinds. Quantum was developed for athletes as a sports rub, but can also be used in a variety of other ways.

•	Definition (cream): Definition is a safe, non-invasive, all-natural herbal product designed to feed and nurture the female breast. The perfectly selected ingredients work in harmony, helping the body to maintain the nutritional needs of the mammary glands. It works with the body’s natural capabilities to maintain the shape and tone of youth in the female breast.

      Promotional Materials. We will also derive revenues from the sale of various educational and promotional materials designed to aid our distributors in maintaining and building their businesses. Such materials include various sales aids, informational videotapes and cassette recordings, and product and marketing brochures. We produce many of our promotional material in-house and have the capability to create just-in-time marketing pieces as needed and constantly update our marketing material.

      New Product Identification. We expand our product line through the development of new products. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, consultants, distributors and other third parties. Prior to introducing new products, we investigate product formulation as it relates to regulatory compliance and other issues.

      We rely upon Nutri-Diem, Inc. and other manufacturers, independent researchers, vendor research departments for product development services. When a new product concept is identified or when an existing product must be reformulated, the new product concept or reformulation project is generally submitted to Nutri-Diem or other manufacturers for technical development and implementation. We continually review our existing products for potential enhancements to improve their effectiveness and marketability. While we consider our product formulations to be proprietary trade secrets, such formulations are not patented. Accordingly, there is no assurance that another company will not replicate one or more of our products.

      Product Procurement and Distribution; Insurance. More than 70% of our product line in the dietary supplement category is manufactured by Nutri-Diem, Inc., a related party, utilizing our product formulations, as well as product formulations it licenses to us. A majority of our product line in the personal care category is also manufactured by Nutri-Diem.

      We have contracts with Nutri-Diem that grant to us the exclusive license and right to market, sale and distribute in Canada and the United States and a non-exclusive right to market on the Internet certain products owned by Michel Grise Consultant, Inc., a Quebec corporation, which is controlled by Michel Grise, a member of our Board of Directors. To maintain the license and distribution rights granted by those contracts, we are obligated to purchase from Nutri-Diem during that period commencing on June 1, 2002, and continuing through and including May 31, 2003, products totaling $3,000,000 Canadian. Additionally, those contracts specify that for the period commencing on June 1, 2003, and continuing through and including May 31, 2004, we are required to purchase from Nutri-Diem products totaling $7,000,000 Canadian. Those provisions also specify that for the year commencing on June 1, 2004, and continuing through and including May 31, 2005, we are required to purchase from Nutri-Diem products totaling $20,000,000 Canadian. Additionally, those contracts specify that for each year commencing on June 1, and ending on May 31 thereafter during the term of that agreement we are required to purchase products totaling $50,000,000 Canadian. The provisions of those contracts specify that Nutri-Diem will offer us the right to sell, market and distribute in those territories any new product developed by Nutri-Diem.

      These contracts with Nutri-Diem, Inc. also require us to complete a financing in the amount of $3,000,000 before June 30, 2003. As we raised $1,055,327.44 through our private placement, we are required to raise an additional $1,944,672.56 before June 30, 2003. If we do not do so, we risk losing our rights under these contracts.

      If we are not in default at the expiration of the initial five year period, those contracts will be automatically renewed for another five year period. In the event we fail to make the minimum purchase during any year, Nutri-Diem has the option, to require us to pay Nutri-Diem an amount equal to 15% of the difference between the minimum amount for the respective year and the amount of actual purchases during that year. Additionally, in the event that we do not purchase the minimum amount during any particular year and do not pay Nutri-Diem that 15%, Nutri-Diem, in its sole discretion, may terminate the respective contract or cause the license granted in the contract to be non-exclusive.

      We have not generally entered into long-term supply agreements with the other manufacturers of our product line or the third-party providers of our consumer benefit services. In the event the relationship with any of our manufacturers becomes impaired, we will be required to obtain alternative manufacturing sources for our products. In such event, there is no assurance that the manufacturing processes of our current manufacturers can be replicated by another manufacturer. We believe that we would be able to obtain alternative sources of our dietary supplement and personal care products. A significant delay or reduction in availability of products, however, could have a material adverse effect on our business, operating results and financial condition.

      We, as with other marketers of products that are intended to be ingested, face the inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We maintain product liability insurance coverage with coverage limits of $5,000,000 per occurrence and $5,000,000 aggregate. We have agreed to maintain, at our sole cost and expense, standard Product Liability Advertiser Liability Insurance naming Nutri-Diem and its officers, directors, agents and employees, as additional insured parties in the amount of $1,000,000. We generally do not obtain contractual indemnification from other parties manufacturing our products. However, all of the manufacturers of our products carry product liability insurance which covers our products. Although we have not experienced any successful product liability claims, such claims could result in material losses.

      All of the items in our product line include a customer satisfaction guarantee. Within 30 days of purchase, any retail customer or IBA who is not satisfied with our product for any reason may return it or any unused portion to the distributor from whom it was purchased or to us for a full refund or credit toward the purchase of another product. IBAs may obtain replacements from us for products returned to them by retail customers, if they return such products on a timely basis. Furthermore, in most jurisdictions, we maintain a buy-back program. Under this program, we will repurchase products sold to a distributor (subject to a 10% restocking charge), provided that the distributor resigns as a distributor and returns the product in marketable condition within one year of original purchase, or longer where required by applicable state law or regulations. We believe this buy-back program addresses a number of the regulatory compliance issues pertaining to network marketing systems. We expect that the cost of products returned to us will be less than 1% of gross sales.

      Our product line is distributed principally from our facilities in Louisville, Kentucky and Surrey, British Columbia or from our Consignment Centers. Products are warehoused in Louisville and Surrey and at selected Consignment Centers.

Network Marketing

      We market our product line through our IBAs in a network marketing organization. At June 30, 2002, we had approximately 15,000 “active” IBAs. To be considered “active” a distributor must have purchased our products within the preceding 12 months. Our IBAs are independent contractors who purchase products directly from us for resale to retail consumers. IBAs may elect to work on a full-time or part-time basis. We believe our network marketing system appeals to a broad cross-section of people, particularly those seeking to:

•	supplement family income,

•	start a home business or

•	pursue employment opportunities other than conventional, full-time employment.

      A majority of our IBAs therefore sell our products on a part-time basis.

      We believe that our network marketing system is ideally suited to marketing our product line, because sales of our products are strengthened by ongoing personal contact between retail consumers and IBAs, many of whom use our products themselves. Sales are made through direct personal sales presentations, as well as presentations made to groups. These sales methods are designed to encourage individuals to purchase our products by informing potential customers and IBAs of our product line and results of personal use, and the potential financial benefits of becoming a distributor. The objective of the marketing program is to develop a broad based network marketing program of IBAs within a relatively short period. Our marketing efforts are typically focused on middle-income families and individuals.

      Our network marketing program encourages individuals to develop their own down-line network marketing organizations. Each new IBA is either linked to

•	the existing distributor that personally enrolled the new distributor into our network marketing program or

•	the existing distributor in the enrolling distributor’s down-line as specified by the enrolling distributor at the time of enrollment.

      Growth of a IBAs’ down-line organization is dependent on the recruiting and enrollment of additional IBAs by the distributor or the IBAs within such distributor’s down-line organization.

      IBAs are encouraged to assume responsibility for training and motivation of other IBAs within their down-line organization and to conduct opportunity meetings as soon as they are appropriately trained. We strive to maintain a high level of motivation, morale, enthusiasm and integrity among the members of our network marketing organization. We believe this result is achieved through a combination of products, sales incentives, personal recognition of outstanding achievement, and quality promotional materials. Under our network marketing program, IBAs purchase sales aids from us and assume the costs of advertising and marketing our product line to their customers, as well as the direct cost of recruiting new IBAs. We believe that this form of sales organization is cost efficient, because our direct sales expenses are primarily limited to the payment of commissions, which are only incurred when products are sold.

      We continually strive to improve our marketing strategies, including the compensation structure within our network marketing program and the variety and mix of products in our line, to attract and motivate IBAs. These efforts are designed to increase IBAs’ monthly product sales and the recruiting of new IBAs.

      Growth of our network marketing program is in part attributable to our incentive structure. IBAs earn profits by purchasing from our product line at wholesale prices (which are discounted approximately 25-35% from suggested retail prices) and selling our product line to their customers at retail.

      Additionally, we have a generous commission structure which provides for payment of commissions on product purchases made by other IBAs in a distributor’s down-line organization. IBAs derive this commission income mainly through their Business Volume, as described below.

      Business Volume denotes the total cost paid by IBAs for purchased products and is used to calculate sales commission. The Business Volume, in most instances, is 50% of the cost paid by IBAs for a product. For example, if a product’s cost to the IBA is $20, it has a 10 Business Volume. From time to time, the Business Volume may vary for certain items due to special promotions.

      In order for an IBA to earn commissions, there are four requirements:

•	an IBA needs to create a Business Center by filling out our IBA Application and Agreement Form. At first, an IBA can create a “single” (one Business Center) or a “trio” (three Business Centers);

•	an IBA needs to qualify his Business Center with a 100 Business Volume order of our products;

•	an IBA needs to activate his Business Center by making two personal sales to two people who become qualified IBAs within one year of entry into the business; and

•	to be eligible for commission, an IBA needs to pay a yearly administration fee of $40.

      Each Business Center must maintain 20 Business Volume per month to qualify for commission. Once these requirements are met, each Business Center can potentially earn up to $1,875 a week in commission. We calculate commission weekly and pays commission bi-weekly.

      IBAs start with up to three Business Centers. There are six cumulative commission levels for each Business Center, ranging from $125 and increasing to a total of $1,875. Once the top commission level is reached by the Business Center, the levels are reset. If a Business Center reaches Step 6 on two occasions and the IBA recruits an additional new IBA, this Business Center is eligible for Management Support Certificate (an additional, pre-qualified Business Center).

      To aid IBAs in easily meeting the monthly personal product purchase requirement to qualify for commission, we developed the “Auto-ship Program.” Under the Auto-ship Program purchasing arrangement, each Business Center establishes a standing product order (20 Business Volume minimum) which is automatically charged to a credit card or deducted from a bank account each month prior to shipment of the ordered products. Additionally, Auto-ship allows IBAs to purchase certain products at reduced prices. As of November, 2002, we had over 5,000 IBAs participating in the Auto-ship Program.

      IBAs earn Business Volume from their down-line sales. When an order is placed, all levels above the selling IBA get credit for that order’s Business Volume.

      Under our Consignment Center program, we designate IBAs to operate Consignment Centers. Each Consignment Center functions as our product distribution center, carrying our products. As of June 30, 2002, we had 22 Consignment Centers. Consignment Centers provide hubs of local product and business training. They sell to customers at the point of purchase, teach sales and marketing techniques, distribute literature about our products and business while lowering our shipping and data-entry costs.

      We maintain a computerized system for processing distributor orders and calculating commission payments, which enables us to remit such payments promptly to IBAs. We believe that prompt and accurate remittance of commissions is vital to recruiting and maintaining IBAs, as well as increasing their motivation and loyalty to us. We calculate the commissions weekly and pay commissions biweekly.

      We are committed to providing the best possible support to our IBAs. IBAs in our network marketing program are provided training guides and are given the opportunity to participate in our training programs. We sponsor six weekly conference calls for our IBAs, which include testimonials from successful IBAs and satisfied customers, as well as current product and promotional information. We produce two weekly newsletters, one product-based and one business-based, which provide information on us, our products and network marketing system. The newsletter is designed to help recruit new IBAs, by answering commonly asked questions and includes product information and business building information. The newsletter also provides a forum for us to give additional recognition to our IBAs for outstanding performance. In addition, we regularly sponsor training sessions for our IBAs across the United States and Canada. At these training sessions IBAs are provided the opportunity to learn more about our product line and selling techniques, so that they can build their businesses more rapidly. We produce our own comprehensive and attractive catalogues and brochures that display and describe our product line. We have an opt-in direct mail campaign.

      Furthermore, in order to facilitate our continued growth and support IBA activities, we continually upgrade our management information and telecommunications systems. These systems are designed to provide, among other things, financial and operating data for management, timely and accurate product ordering, commission payment processing, inventory management and detailed distributor records.

      We also maintain an Internet site, www.eyicom.com, which is an integral part of our product sales, customer retention, IBA recruitment and IBA development efforts. Approximately 8,800 of our IBAs are networked electronically, allowing them access to marketing information and sales leads. Further, we provide IBAs with a free, e-commerce Internet “home page” to aid their marketing efforts.

      From our developments in information technology and computer networking, we have recently initiated the “3-P” marketing plan — Perfect network, Perfect marketing, and Perfect lead generation. We will create sales leads from our www.eyicom.com web site, both product users and business opportunity seekers, and download them throughout our network. From the initial direct sale of our products on the Internet we gather a lead for the network to pursue — some will lead to more product sales, some to more IBAs. Another separate web site will develop leads from those seeking a business opportunity. These we will pass on to IBAs to build their networks with like-minded business people. We pass these hot leads to our top IBAs. Further, a more focused and well-defined series of campaigns is proposed to draw in leaders from other network marketing organizations.

Regulation

      In the United States (as well as in any foreign markets in which we may sell our products), we are subject to laws, regulations, administrative determinations, court decisions and similar constraints (as applicable, at the federal, state and local levels) (hereinafter “regulations”). These regulations include and pertain to, among others,

•	the formulation, manufacture, packaging, labeling, distribution, importation, sale and storage of our products,

•	our product claims and advertising (including direct claims and advertising as well as claims and advertising by distributors, for which we may be held responsible), and

•	our network marketing organization.

      Products. The formulation, manufacture, packaging, storing, labeling, advertising, distribution and sale of our products are subject to regulation by federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the Environmental Protection Agency, and the United States Postal Service. Our activities are also regulated by various agencies of the states, localities and foreign countries in which our products are or may be manufactured, distributed and sold. The Food and Drug Administration, in particular, regulates the formulation, manufacture and labeling of dietary supplements, cosmetics and skin care products, including some of our products. Food and Drug Administration regulations require us and our suppliers to meet relevant regulatory good manufacturing practices for the preparation, packaging and storage of these products. Good manufacturing practices for dietary supplements have yet to be promulgated, but are expected to be proposed. The Dietary Supplement Health and Education Act of 1994 revised the provisions of the Federal Food, Drug and Cosmetic Act concerning the composition and labeling of dietary supplements, which we believe is generally favorable to the dietary supplement industry. The Dietary Supplement Health and Education Act created a new statutory class of “dietary supplements.” This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. In general, a dietary supplement is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, a herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or combinations of these ingredients; is intended for ingestion in pill, capsule, tablet, or liquid form; is not represented for use as a conventional food or as the sole item of a meal or diet; and is labeled as a “dietary supplement.” However, the Dietary Supplement Health and Education Act grand fathered, with certain limitations, dietary ingredients that were on the market before October 15, 1994. A dietary supplement containing a new dietary ingredient and placed on the market on or after October 15, 1994 must have a history of use or other evidence establishing a basis for expected safety. Manufacturers of dietary supplements having a “structure-function” statement must have substantiation that the statement is truthful and not misleading.

      The majority of our sales come from products that are classified as dietary supplements under the Federal Food, Drug and Cosmetic Act. The labeling requirements for dietary supplements have been set forth in a final regulations with respect to labels affixed to containers beginning after March 23, 1999. These regulations include how to declare nutrient content information, and the proper detail and format required for the “supplemental facts” box. We revise our product labels in compliance with these regulations. The costs of product re-labeling were immaterial. Many states have also recently become active in the regulation of dietary supplement products. These states may require modification of labeling or formulation of certain of our products sold in these states.

      In addition, on April 29, 1998, the Food and Drug Administration published a proposed regulation offering guidance and providing limitations on permissible structure/function statements to be placed on labels and in brochures. Structure/function statements are claims of the benefit or effect of a product or an ingredient on the body’s structure or function. The proposed regulation has not been finalized. We anticipate that some of the regulation as proposed will become final, but this new regulation will not significantly change the way that the Food and Drug Administration currently interprets structure/function statements. Thus, we do not expect to make any substantial label revisions based on this proposed regulation regarding any of our structure/function product statements.

      Personal care products are intended to be applied to the human body for cleansing, beautifying, promoting attractiveness, or altering the appearance without affecting the body’s structure or functions. Included in this definition are products such as skin creams, lotions, perfumes, lipsticks, fingernail polishes, eye and facial make-up preparations, shampoos, permanent waves, hair colors, toothpastes, deodorants, and any material intended for use as a component of a cosmetic product. The Food & Drug Administration has a limited ability to regulate personal care products. The Food & Drug Administration can regulate personal care products after they are introduced into the market and can review personal care products and their ingredients after they are sold to the public.

      As a marketer of products that are ingested by consumers, we are subject to the risk that one or more of the ingredients in our products may become the subject of adverse regulatory action.

      Most of our products sold in Canada have separate labels or combination labels to satisfy Canadian compliance organizations, such as the Food Inspection Agency and Health Canada. Health Canada is moving towards stricter compliance guidelines for dietary supplement products through its recently created Office of Natural Health Products. New compliance guidelines through the Office of Natural Health Products may affect the formulation, manufacture, packaging, storing, labeling, advertising, distribution and sale of our products in Canada. We plan to comply with all regulations promulgated by Office of Natural Health Products. Quebec has different label requirements than the rest of Canada, however, all of our Canadian labels or combination labels are compliant and sufficient for the sale in Quebec. Due to the small percentage of sales in Canada, we do not hold separate Canadian labels for our complete product line.

      In foreign markets, prior to commencing operations and prior to making or permitting sales of our products, we may be required to obtain an approval, license or certification from the country’s ministry of health or comparable agency. Prior to entering a new market in which a formal approval, license or certificate is required, we will be required to work extensively with local authorities to obtain the requisite approvals. The approval process generally will require us to present each product and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. Such approvals may be conditioned on reformulation of our products or may be unavailable with respect to certain products or ingredients.

      Product Claims and Advertising. The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters, including advertising of our products. All advertising, promotional and solicitation materials used by distributors require our approval prior to use. The Federal Trade Commission has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of certain products. In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials. We have not been the target of Federal Trade Commission enforcement action.

There is no assurance that

•	the Federal Trade Commission will not question our advertising or other operations in the future,

•	a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations, or

•	future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

      We are also subject to the risk of claims by distributors and their customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative against us for alleged advertising or product claim violations or on a referral from distributors, consumers or others. Remedies sought in such actions may include consent decrees and the refund of amounts paid by the complaining distributor or consumer, refunds to an entire class of distributors or customers, or other damages, as well as changes in our method of doing business. A complaint based on the practice of one distributor, whether or not we authorized the practice, could result in an order affecting some or all distributors in a particular state. Also, an order in one state could influence courts or government agencies in other states considering similar matters. Proceedings resulting from these complaints may result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

      Compliance Efforts. We attempt to remain in full compliance with all applicable laws and regulations governing the manufacture, labeling, sale, distribution, and advertising of our dietary supplements. We retain special legal counsel for advice on both Food and Drug Administration and Federal Trade Commission legal issues.

      Network Marketing System. Our network marketing system is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies. These regulations are generally directed at ensuring that product sales are ultimately made to consumers (as opposed to other distributors) and that advancement within an organization be based on sales of the organization’s products, rather than investment in the organization or other non-retail sales related criteria. For instance, in certain markets there are limits on the extent to which distributors may earn royalties on sales generated by distributors that were not directly sponsored by the distributor.

      Our network marketing program and activities are subject to scrutiny by various state and federal governmental regulatory agencies, to ensure compliance with various types of laws and regulations. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of “pyramid” or “endless chain” types of selling organizations. The compensation structure of such selling organizations is very complex, and compliance with all of the applicable laws is uncertain in light of evolving interpretation of existing laws and the enactment of new laws and regulations pertaining to this type of product distribution. We have an ongoing compliance program with assistance from legal counsel experienced in the laws and regulations pertaining to network sales organizations. We are not aware of any legal actions pending or threatened by any governmental authority against us regarding the legality of our network marketing operations.

      We currently have IBAs in all 50 states, the District of Columbia and Canada. We review the requirements of various states, as well as seek legal advice regarding the structure and operation of our selling organization to ensure that it complies with all of the applicable laws and regulations pertaining to network sales organizations. On the basis of these efforts and the experience of our management, we believe that we are in compliance with all applicable federal and state regulatory requirements. We have not obtained any no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of our operations, nor are we relying on a formal opinion of counsel to such effect. We, accordingly, are subject to the risk that, in one or more of our markets, our marketing system could be found to not comply with applicable laws and regulations. Our failure to comply with these regulations could have a material adverse effect on us in a particular market or in general.

      We are subject to the risk of challenges to the legality of our network marketing organization, including claims by our distributors, both individually and as a class. Most likely these claims would be based on our network marketing program allegedly being operated as an illegal “pyramid scheme” in violation of federal securities laws, state unfair practice and fraud laws and the Racketeer Influenced and Corrupt Organizations Act.

      Two important Federal Trade Commission cases have established legal precedent for determining whether a network marketing program constitutes an illegal pyramid scheme. The first, IN RE KOSCOT INTERPLANETARY, INC., 86 F.T.C. 1106 (1975), sets forth a standard for determining whether a marketing system constituted a pyramid scheme. Under the KOSCOT standard, a pyramid scheme is characterized by the participants’ payment of money to a company in return for

•	the right to sell a product and

•	the right to receive, in return for recruiting other participants into the program, rewards that are unrelated to sales of the product to ultimate users.

      Applying the KOSCOT standard in IN RE AMWAY CORP., 93 F.T.C. 618 (1979), the Federal Trade Commission determined that a company will not be classified as operating a pyramid scheme if the company adopts and enforces policies that in fact encourage retail sales to consumers and prevent “inventory loading.” Inventory loading occurs when distributors’ purchase large quantities of non-returnable inventory to obtain the full amount of compensation available under the system. In AMWAY, the Federal Trade Commission found that the marketing system of Amway Corporation did not constitute a pyramid scheme, noting the following Amway policies:

•	participants were required to buy back, from any person they recruited, any saleable, unsold inventory upon the recruit’s leaving Amway;

•	every participant was required to sell at wholesale or retail at least 70% of the products bought in a given month in order to receive commission for that month; and

•	in order to receive commission in a month, each participant was required to submit proof of retail sales made to 10 different consumers.

      We believe that our network marketing system is not classified as a pyramid scheme under the standards set forth in KOSCOT, AMWAY, and other applicable law. In particular, in most jurisdictions, we maintain an inventory buy-back program to address the problem of “inventory loading.” Pursuant to this program, we repurchase products sold to a distributor (subject to a 10% restocking charge) provided that:

•	the distributor resigns as a distributor and

•	returns the product in marketable condition within one year of original purchase, or longer where required by applicable state law or regulations.

      Our literature provided to distributors describes our buy-back program. However, as is the case with other network marketing companies, the commissions paid by us to our distributors are based on product purchases, including purchases of products that are personally consumed by the down-line distributors. Basing commissions on sales of personally consumed products may be considered an inventory loading purchase. Furthermore, distributors’ commissions are based on the wholesale prices received by us on product purchases or, in some cases, based upon the particular product purchased, on prices less than the wholesale prices.

      To further address the problem of “inventory loading,” our IBAs must sell at least 70% of their inventory before they can reorder.

      In the event of challenges to the legality of our network marketing organization by distributors, we would be required to

•	demonstrate that our network marketing policies are enforced, and

•	demonstrate that the network marketing program and distributors’ compensation thereunder serve as safeguards to deter inventory loading and encourage retail sales to the ultimate consumers.

      In WEBSTER V. OMNITRITION INTERNATIONAL, INC., 79 F.3d 776 (9th Cir. 1996), the United States Court of Appeals held that a class action brought against Omnitrition International, Inc., a multilevel marketing seller of nutritional supplements and skin care products, should be allowed to proceed to trial. The plaintiffs, former distributors of Omnitrition’s products, alleged that Omnitrition’s selling program was an illegal pyramid scheme and claimed violations of Racketeer Influenced and Corrupt Organizations Act and several federal and state fraud and securities laws. Despite evidence that Omnitrition complied with the AMWAY standards, the court ruled that a jury would have to decide whether Omnitrition’s policies, many of which apparently were similar to compliance policies adopted by us, were adequate to ensure that Omnitrition’s marketing efforts resulted in a legitimate product marketing and distribution structure and not an illegal pyramid scheme. We believe that our marketing and sales programs differ in significant respects from those of Omnitrition, and that our marketing program complies with applicable law. The two most significant differences are

•	the Omnitrition marketing plan required distributors to purchase $2,000 in merchandise in order to qualify for bonuses as compared to approximately $200 in merchandise under our marketing program and

•	the Omnitrition inventory repurchase policy was limited to products that were less than three months old as compared to one year under our inventory repurchase policy.

      A lesson from the OMNITRITION case is that

•	a selling program which operates to only generate the minimum purchases necessary to qualify for commissions is suspect and

•	a selling program must operate to generate purchases independently of the payment of commissions in order to have a legitimate product marketing and distribution structure.

      We believe that our selling program operates to generate significant purchases “for intrinsic value” as demonstrated by our sales figures. During the month of August 2002, 7,068 of our distributors placed a total of 10,769 orders averaging $149.31 in size while only a single 20 Business Volume (approximately $40) order per month is necessary to qualify a Business Center for commissions. In view of the holding of the court of appeals in the OMNITRITION case, however, there is no assurance that, if challenged, we would prevail against private plaintiffs alleging violations of anti-pyramid and securities laws. A final ruling against us in such a suit could result in the imposition of a material liability against us. Moreover, even if we were successful in defending against such suit, the costs of such defense, both in dollars spent and in management time, could be material and adversely affect our operating results. In addition, the negative publicity of such a suit could adversely affect our sales and ability to attract and retain distributors.

      A Federal law was introduced in the U.S. House of Representatives on June 6, 2002 (H.R. 4881) that, if passed, will lessen significantly the possibility of dicta in the OMNITRITION case negatively affecting direct sellers, as it exempts from the definition of a pyramid, “payments that are based on sales of goods or services by a person to others, including anyone who is purchasing the goods or services for actual use or consumption.”

      Nutrition for Life International, Inc., one of our competitors and a multi-level seller of personal care and nutritional supplements, announced in 1999 that it had settled class action litigation brought by distributors alleging fraud in connection with the operation of a pyramid scheme. Nutrition for Life agreed to pay in excess of $3 million to settle claims brought on behalf of its distributors, and related securities fraud claims brought on behalf of certain purchasers of its stock. We believe that our marketing program is significantly different from the program allegedly promoted by Nutrition for Life and that our marketing program is not in violation of anti-pyramid laws or regulations. Two issues in the Nutrition for Life matter were a $1,000 buy-in urged on new recruits, and the paying of commissions on product vouchers prior to the actual delivery of product. By design, our marketing program offers no incentive to anyone to make a large personal purchase nor do we use product vouchers. Actual average order size in August 2002 was $149.31. However, there is no assurance that claims similar to the claims brought against Nutrition for Life and other multi-level marketing organizations will not be brought against us, or that we will prevail in the event any such claims were made. Furthermore, even if we were successful in defending against any such claims, the costs of conducting such a defense, both in dollars spent and in management time, could be material and adversely affect our operating results and financial condition. In addition, the negative publicity of such a suit could adversely affect our sales and ability to attract and retain distributors.

Competition

      We are subject to significant competition in recruiting IBAs from other network marketing organizations, including those that market products in the dietary supplement and personal care categories, as well as other types of products. There are more than 300 companies worldwide that utilize network marketing techniques, many of which are substantially larger, offer a greater variety of products, and have available considerably greater financial resources than us. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining IBAs through an attractive commission plan and other incentives. We believe that our commission plan and incentive programs provide our IBAs with significant income potential. However, there can be no assurance that our programs for recruitment and retention of IBAs will continue to be successful.

      In addition, the business of marketing products in the dietary supplement and personal care categories is highly competitive. This market segment includes numerous manufacturers, other network marketing companies, catalog companies, distributors, marketers, retailers and physicians that actively compete in the sale of such products. We also compete with other providers of such products, especially retail outlets, based upon convenience of purchase and immediate availability of the purchased product. The market is highly sensitive to the introduction of new products or weight management plans (including various prescription drugs) that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends, in part, upon the successful introduction and addition of new products to our line.

      Depending on the product category, our competition varies. Calorad competes directly with Body Solutions, a product with different ingredients but a similar concept. Additionally, Calorad competes indirectly with food plans such as Weight Watchers and meal replacement products such as Slim Fast. Our Noni Plus product competes with Morinda and others. Our other products have similar well funded and sophisticated competitors. Increased competitive activity from such companies could make it more difficult for us to increase or keep market share, since such companies have greater financial and other resources available to them and possess far more extensive manufacturing, distribution and marketing capabilities.

      Our network marketing competitors include small, privately held companies, as well as larger, publicly held companies with greater financial resources and greater product and market diversification and distribution. Our competitors include Shaklee Corporation; Mary Kay Cosmetics, Inc.; Amway Corporation; Nutrition for Life International, Inc.; and Herbalife International, Inc.

Employees and Management

      As of November 11, 2002, we had 4 executive officers consisting of a President, Secretary, Chief Operations Officer and Chief Financial Officer and 4 employees.

      Essentially Yours Industries Corp., our affiliate, provides services to us for a fee under a management agreement. These services consist of the following:

•	administration and management services,

•	sales and customer support,

•	computer and management information systems and support, and

•	product support and development.

      We consider our employee relations to be good.

Properties

      We do not own any real property. We maintain our executive office at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109 and our warehouse and distribution centers in Louisville, Kentucky and Surrey, British Columbia. Products are warehoused in Louisville and Surrey and at selected Consignment Centers. These premises are occupied pursuant to rental arrangements. We believe that these leased premises will be adequate for our needs during the next 12 months.

Company History

      In 1995, Essentially Yours Industries Corp, a Canadian Federal Corporation and our affiliate (“Corp.”), located in Surrey, British Columbia, started as a small business selling health and wellness products in Canada and the United States. In 1996, Corp. formed a subsidiary, Essentially Yours Industries, Inc., a Nevada corporation, and the company that later merged with and into us (“Inc.”).

      On June 30, 2002, the sales and marketing efforts of Corp. were transferred to Inc. through a series of agreements and Inc. was effectively subsequently merged with and into us on that same date. See “Certain Relationships and Related Transactions.” As a result of the merger with Inc. (which is described below), we now have, through the transactions between Corp., Inc. and other third party suppliers, the right to sell, market, and distribute the products previously distributed by Corp., including Calorad.

      Merger. We were incorporated pursuant to the laws of the state of Nevada on June 21, 2002, using the name Burrard Capital, Inc. Our purpose was to enter into a merger transaction with a then existing Nevada corporation named Essentially Yours Industries, Inc. Effective June 30, 2002, we effectively closed a merger with Essentially Yours Industries, Inc., a then existing Nevada corporation. Subsequently a Certificate of Merger was filed with the State of Nevada Secretary of State and, as a result, we changed our name to Essentially Yours Industries, Inc.

      As of result of that merger and corporate restructuring, we had two wholly owned subsidiaries (Halo Distribution LLC and 642706 B.C. Ltd.), and have since added a third (Essentially Yours Industries (Canada), Inc.).

      Halo Distribution LLC, a Kentucky limited liability company, is located in Louisville, Kentucky and has 40,000 square feet of warehouse, which includes a computerized pick-n-pack carousel system.

      642706 B.C. Ltd., a British Columbia corporation, was incorporated in May 2002, and is located in Surrey, British Columbia, and is in the business of providing management and support services to us.

      Essentially Yours Industries (Canada), Inc., a Canadian Federal Corporation, was incorporated in September 2002 and is located in Surrey, British Columbia, and will handle Canadian sales, Canadian tax registrations and Canadian reporting.

Affiliates and Related Parties

      Nutri-Diem, Inc., 1421 Nobel Street, Sainte-Julie, Quebec, Canada. Nutri-Diem, Inc. is the manufacturing facility in Quebec that supplies 70% of our products. Essentially Yours Industries, Inc., the Nevada corporation which merged with us, was able to negotiate with Nutri-Diem Inc. an exclusive Distribution and Licensing Agreement pursuant to which, as a result of our merger with Essentially Yours Industries, Inc., we will sell the products of Nutri-Diem Inc., such as Calorad and Agrisept-L, in the United States and Canada, and elsewhere in the world, subject to suitable arrangements. Michel Grise, one of our Directors, is the President and a Director of Nutri-Diem, Inc.

      642706 B.C. Ltd., located in Surrey, British Columbia, is in the business of providing marketing, management, financial advise to us. 642706 B.C. Ltd. is our wholly owned subsidiary and has experience in marketing health and wellness products and experience in cross border transactions and financial reporting for the United States and Canada.

      Halo Distribution LLC, 7109 Global Drive, Louisville, Kentucky. Halo Distribution LLC is our wholly-owned subsidiary and is located in Louisville, Kentucky. Halo Distribution LLC has 40,000 square feet of warehouse, and includes a computerized pick and pack carousel system. Halo Distribution LLC serves as a fulfillment center for orders of our products, which provides us with full and complete control of this crucial part of the business of marketing, selling, and distributing those products to the IBAs and customers within the United States.

      Essentially Yours Industries (Canada), Inc., a Canadian Federal Corporation, was incorporated in September 2002 and is located in Surrey, British Columbia, and will handle Canadian sales, Canadian tax registrations and Canadian reporting.

      Essentially Yours Industries Corp., located at #201 8322 130th Street, Surrey, British Columbia V3W8J9, provides services to Inc. under the Management Agreement described below. These services consist of the following:

•	administration and management services,

•	sales and customer support,

•	computer and management information systems and support, and

•	product support and development.

      Payments due under this Management Agreement are at cost of services plus a mark-up of approximately 5%.

      Essentially Yours Industries, Inc., the Nevada corporation which merged with us, was able to negotiate with Corp. an Agency Appointment Agreement (whereby Inc., and subsequently us, were appointed the sole and exclusive agent for the sale of Corp. inventory existing as of June 30, 2002), a Management Agreement (whereby we receive certain management services described above from Corp.), a Transfer/ Assignment (whereby Inc., and subsequently us, receive right, title and interest in all of Corp.’s contracts with its IBAs) and a License of Intellectual Property (whereby Inc., and subsequently us, received a license to use Corp.’s intellectual property and formulas. This license has been converted to a sale/transfer as of August 28, 2002 such that all of Corp.’s right, title and interest in its intellectual property has been transferred to us.). See “Certain Relationships and Related Transactions.” Barry LaRose, our Secretary and one of our Directors, is also an Officer and Director of Corp. Jay Sargeant and Dori O’Neill were formerly Officers and Directors with Corp.

      Pursuant to the Agency Appointment Agreement, Inc. was appointed the sole and exclusive agent to sell the inventory existing as of June 30, 2002 of Corp., as that inventory existed as at June 30, 2002, and consisting of products and sales aids. Additionally, the provisions of this agreement specify that Inc. will sell the inventory at prices established by Corp. and will account to Corp. for all sales of that inventory. Inc. is to receive a sales commission equal to 15% of all sales of that inventory. The provisions of this agreement do not prohibit the assignment of that agreement by Essentially Yours Industries, Inc. Therefore, as a result of the merger of Inc. into us, we became the sole and exclusive agent to sell the inventory of Corp. as it existed at June 30, 2002 and to receive a commission equal to 15% of all sales.

Intellectual Property

      We use several trademarks and trade names in connection with our products and operations, as further described below. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide with the same level of protection as afforded by a United States federal registration of a trademark. Also, common law trademark rights are limited to the geographic area in which the trademark is actually used. In addition, our product formulations are not protected by patents and are not patentable. Therefore, there can be no assurance that another company will not replicate one or more of our products.

      Corp. held a license to the following trademarks of Nutri-Diem while its agreement with Nutri-Diem Inc. was in place. When that contact was terminated on April 30, 2002, Corp. continued to use these marks at the will of Nutri-Diem; such arrangement was finally terminated on June 30, 2002. On that same date, these Nutri-Diem marks were licensed to Inc. pursuant to the Marketing and Distribution Agreement in place between Nutri-Diem and Inc. The owner of the trademarks set out below, namely Michel Grise Consultants

Inc. is an associated company of Nutri-Diem and is controlled by Michel Grise, one of the directors of Inc. These Nutri-Diem marks are as follows:

Product	Status	Owner

Sea Krit®	Registered trademark	Michel Grisé Consultants Inc.
Neo Cell®	Registered trademark	Michel Grisé Consultants Inc.
Melan Plus®	Registered trademark	Michel Grisé Consultants Inc.
Golden Treat®	Registered trademark	Michel Grisé Consultants Inc.
Definition®	Registered trademark	Michel Grisé Consultants Inc.
Emulgent®	Registered trademark	Michel Grisé Consultants Inc.
Agrisept-L®	Registered trademark	Michel Grisé Consultants Inc.
Beaugest®	Registered trademark	Michel Grisé Consultants Inc.
Citrex®	Registered trademark	Michel Grisé Consultants Inc.
Calorad®	Registered trademark	Michel Grisé Consultants Inc.
NRG	Abandoned	Michel Grisé Consultants Inc.
Triomin	Abandoned	Michel Grisé Consultants Inc.
Bellaffina™	Allowed ITU filed	Michel Grisé Consultants Inc.
Parablast™	Allowed ITU filed	Michel Grisé Consultants Inc.
Livocare		Michel Grisé Consultants Inc.
Ultra Form		Michel Grisé Consultants Inc.

ITU refers to Intent to Use Application for trademark.

      In addition to the foregoing trademarks, Corp. also owned certain trademarks and formulas of its own, which are set out below. On June 30, 2002, Inc. acquired a license to use these Corp. marks for a term of 50 years, renewable at the option of Inc. on a yearly basis thereafter at the same yearly rate of $1.00 per year, from year to year. Inc. also received an option, exercisable at any time upon notice, to require that these Corp. marks be transferred to Inc. at their fair market value. The value of the Corp. marks was determined by an independent valuator to be $21,600.00 in August 2002. Effective August 28, 2002, all right, title and interest in and to these Corp. marks was transferred from Corp. to Inc. These Corp. marks are as follows:

Trademarks

Product	Status	Former Owner

Calo Plus	ITU app. filed	Corp.
Essentially Smart	ITU app. filed	Corp.
Essential Marine®	Registered trademark	Corp.
Essential Omega™	ITU, abandoned	Corp.
Iso greens™	ITU app. allowed	Corp.
Noni Plus™	ITU app. allowed	Corp.
Nutri Bears™	ITU app. allowed	Corp.
Oxy Up™	ITU app. allowed	Corp.
AL-O-E	ITU app. abandoned	Corp.
AL-O-EE	ITU app. abandoned	Corp.
Megasense™	Allowed	Corp.
Risogreens™	Allowed	Corp.
It’s All Here™	ITU app., trademark app. sent	Corp.
Citri-plus®	Registered trademark	Corp.
Essentially Yours®	Registered trademark	Corp.
Essentially Yours Industries®	Registered trademark	Corp.

ITU refers to Intent to Use Application for trademark.

Formulas

Product

      All products listed above whose trademark is indicated to be owned by Corp. plus the following:

•	An Ox4 and any trademark or copyright rights relating thereto

•	C-Essence and any trademark or copyright rights relating thereto

•	Essential Paradise and any trademark or copyright rights relating thereto

•	IFG Supreme and any trademark or copyright rights relating thereto

•	Triomin and any trademark or copyright rights relating thereto

•	Essential Oils and any trademark or copyright rights relating thereto (Essential Oils include Image, Oh Baby Baby, Only You, Quantum, Sensational, Signature Series, That Hair stuff and WOW)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION OR PLAN OF OPERATIONS

Plan of Operation for the Next Twelve Months

      Sales Initiatives. Over the next twelve months, we plan to expand our sales by offering our products direct to the consumer via the Internet and through infomercials. The resulting sales and enquiries will be dispersed to our IBAs as sales leads. Our IBAs will use these as sales lead to (i) recruit recent customers to join our business and (ii) encourage these customers to purchase additional products from them directly at retail.

      We plan to construct and develop a website devoted to our most popular product, Calorad. Once that website is complete and operational, we will construct a second “business opportunity” website intended to attract individuals that are interested in joining us to create their own home-based business.

      New recruits into our business will be automatically placed under existing IBAs. This existing IBA sponsor will then provide the training and support to help the new recruit succeed in their new venture.

      In total, we plan to create a total of eleven (11) Internet marketing sites over the next twelve months. Ten of these sites will be for product sales. The eleventh will be the business opportunity site.

      Traffic to the sites. We plan to drive Internet traffic to our various sites through the use of Outrider. Outrider is a leading search engine optimization company. By utilizing Outrider’s systems, we anticipate that our sites will have a high placement on major Internet search engines such as Google. This high placement will hopefully result in significant traffic visiting our sites.

      In addition to the Outrider program, we will be implementing a comprehensive site-linking program that will create additional traffic to our websites. Additionally, our linking program will hopefully result in additional income opportunities for our IBAs. This linking initiative is expected to launch in early 2003.

      Consignment center program. Over the next twelve months, we plan to establish a total of 100 consignment centers in the United States. We currently have approximately 30 interested people who wish to help us establish these centers.

      These consignment centers provide both a convenient location for local IBAs to pick up product and also provide us with a significant cost savings on shipping. Additionally, the consignment centers act as a place were local IBAs can learn about the business and get needed support and information that will help them succeed.

      International sales. In the second quarter of 2003 we hope to hire an individual to head our International sales division. The new division will be responsible for growing product sales and recruitment of IBAs in countries outside of the United States and Canada.

      Upgrade of computer systems. We hope to upgrade our computer systems over the next twelve months. These upgrades will result in improved operational efficiency and will also add practical incentive programs that will help to increase sales.

      Funds required. If we raise the full $3,990,000 through this offering, it is anticipated that these proceeds will be sufficient to carry our operations forward for the next 36 months. If we raise half of the total offering amount, a total of $1,995,000, it is anticipated that these proceeds will be sufficient to carry our operations forward for at least the next 12 months. If we do not raise any money through this offering, we only will have sufficient working capital to sustain business operations for the next 6 months at current spending levels. If we do not raise any money through this offering, we will attempt to reduce spending to conserve available cash; however if we raise no money or very limited money by this offering, we may be required to raise additional funding on possibly less favorable terms.

      Employee base. During the next twelve months of operation we expect our employee base to remain the approximately the same as it is currently; as noted above, however, we do hope to hire an individual to head our International sales division.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On May 27, 2002, pursuant to a Declaration of Trust dated as of that date, Jay Sargeant, our President and a member of our Board of Directors, agreed that in the event he becomes the owner of stock in Essentially Yours Industries, Inc., a Nevada corporation, and/or RGM International, Inc., a Nevada corporation, he will hold such stock in trust for the following persons, allocated as follows:

Name	Respective Interest

Jay Sargeant	28.66%
Barry LaRose	25.67%
Michel Grise	18.67%
Dori O’Neill	8.00%
Thomas Viccars	8.00%
Kristan Sargeant	4.00%
Rena Davis	2.00%
Donna Keay	1.50%
Janet Carpenter	1.50%
Shauna Hubscher	1.00%
Harnek Chandi	0.75%
Mary Hammer	0.25%

      On May 27, 2002, Essentially Yours Industries, Inc., the Nevada corporation which was merged with and into the Company, entered into a Transfer/ Assignment with Essentially Yours Industries Corp., a Canadian Federal Company and our Affiliate, pursuant to which Essentially Yours Industries Corp. assigned and transferred to Essentially Yours Industries, Inc. all of the right, title and interest of Essentially Yours Industries Corp. in and to its contracts with its Independent Business Associates. The effective date of that Transfer/ Assignment is June 30, 2002. Essentially Yours Industries, Inc. agreed to be obligated by and perform all of the responsibilities and duties from those assigned contracts. The Transfer/ Assignment does not contain a prohibition regarding the assignability by Essentially Yours Industries, Inc., and, moreover, specifies that such Transfer/ Assignment inures to the benefit of and obligates the parties and their respective successors and assigns. Accordingly, as a result of the merger by and among the Company and Essentially Yours Industries, Inc., which closed effective June 30, 2002 (“Merger”), all of the rights and obligations of Essentially Yours Industries, Inc., the Nevada corporation which merged with and into the Company, are hereby assigned and delegated to the Company.

      On June 30, 2002, Essentially Yours Industries Corp., a Canadian Federal Corporation and our Affiliate, entered into with Essentially Yours Industries, Inc., the Nevada corporation which was a party with us to the Merger, a License of Intellectual Property, which is effective June 30, 2002. Pursuant to the provisions of that License, Essentially Yours Industries Corp. assigned to Essentially Yours Industries, Inc. all of the right, title and interest which Essentially Yours Industries Corp. had in and to certain trademarks or copyright marks, either as the owner of those marks or the licensee of those marks. The term of that license is for a period of fifty (50) years and is renewable thereafter at the option of Essentially Yours Industries, Inc. on a year-to-year basis. The provisions of that License do not prohibit the assignability of the License by Essentially Yours Industries, Inc. and, specifically, specify that the license inures to the benefit of and obligates the parties and their respective successors and assignees. Accordingly, as a result of the Merger, we have obtained all of the rights, title and interest of Essentially Yours Industries, Inc. in and to its marks and formulas. Those marks and formulas are owned by Michel Grise Consultants Inc., a Quebec Corporation controlled by Michel Grise, a member of our Board of Directors. Essentially Yours Industries, Inc. also received an option to require that all marks owned by Essentially Yours Industries Corp. be transferred to Inc. at fair market value.

      The value of the Corp. marks was determined by an independent valuator to be $21,600.00 in August 2002. Effective August 28, 2002, all right, title and interest in and to these Corp. marks was transferred from Corp. to Inc. pursuant to the Notice to Transfer Intellectual Property Rights, dated as of August 28, 2002 from

Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company, and its directors and subsequent Assignment/ Transfer of Intellectual Property Rights, dated as of August 28, 2002, from Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company.

      On June 30, 2002, Essentially Yours Industries Corp., a Canadian Federal Corporation and our Affiliate, entered into with Essentially Yours Industries, Inc., the Nevada corporation which was merged with and into the Company, an Agency Appointment Agreement. Pursuant to the provisions of that agreement, Essentially Yours Industries Corp. appointed Essentially Yours Industries, Inc. as the sole and exclusive agent to sell inventory of Essentially Yours Industries Corp., which consists of products and sales aids. Additionally, the provisions of that agreement specify that Essentially Yours Industries, Inc. will commence to sell the inventory at prices established by Essentially Yours Industries Corp. and will account to Essentially Yours Industries Corp. for all sales of that inventory and that Essentially Yours Industries, Inc. shall receive a sales commission equal to 15% of all sales of that inventory. The provisions of that agreement do not prohibit the assignment of that agreement by Essentially Yours Industries, Inc. Therefore, as a result of the Merger, the Company is the sole and exclusive agent to sell that inventory and receive that commission equal to 15% of all sales.

      On June 30, 2002, Essentially Yours Industries Corp., a Canadian Federal Corporation and our Affiliate, entered into with Essentially Yours Industries, Inc., the Nevada corporation which is a party with us to the Merger, a Management Agreement, pursuant to the provisions of which Essentially Yours Industries Corp. has agreed to provide certain management services to Essentially Yours Industries, Inc., which services include, but are not necessarily limited to, administration and management services; sales and customer support; computer and management information systems and support; product support and development; preparation of management reports and financial statements; maintenance of accounting records; liaison with external auditors; cash flow management, preparing reports to the various taxing authorities; liaison for and on behalf of the Independent Business Associates, suppliers, agents and other representatives of Essentially Yours Industries, Inc.; and such other services and duties as the parties may agree to from time to time. The provisions of that agreement specify that the compensation to be paid by Essentially Yours Industries, Inc. to Essentially Yours Industries Corp. shall be agreed to among the parties from time to time; provided, however, that such compensation shall be consistent with industries standards for the type and nature of the services provided. The term of that agreement is for a period of one (1) year, which may be automatically renewed from year to year; provided, however, that agreement may be terminated by either party in the event there is a breach which is not incurred immediately, or, alternatively, upon 30 days written notice by one party to the other party. The provisions of that agreement specify that neither that agreement nor any rights or obligations pursuant to that agreement shall be assignable by either party without the prior written consent of the other party. Essentially Yours Industries Corp. has consented to the assignment of that agreement to the Company, as a result of the Merger. Additionally, the provisions of that agreement provide that such agreement inures to the benefit of the parties and their respective successors and assigns.

      On June 30, 2002, Nutri-Diem, Inc., a corporation incorporated pursuant to the laws of the Quebec Company’s Act, entered into with Essentially Yours Industries, Inc., the Nevada corporation which is a party to the Merger, a Distribution and License Agreement, pursuant to the provisions of which Nutri-Diem, Inc. granted to Essentially Yours Industries, Inc. the exclusive license and right to market, sale and distribute in Canada and the United States certain products owned by Michel Grise Consultant, Inc., a Quebec corporation, which is controlled by Michel Grise, a member of our Board of Directors. Additionally, the provisions of that agreement specify that Essentially Yours Industries, Inc. has a non exclusive license to market, sale and distribute those products on the Internet. To maintain the license granted by that agreement, Essentially Yours Industries, Inc. is obligated to purchase from Nutri-Diem Inc. during that period commencing on June 1, 2002, and continuing through and including May 31, 2003, products totaling $3,000,000.00 Canadian. Additionally, those provisions specify that for the period commencing on June 1, 2003, and continuing through and including May 31, 2004, Essentially Yours Industries, Inc. is required to purchase from Nutri-Diem Inc. products totaling $7,000,000.00 Canadian. Those provisions also specify that for the year commencing on June 1, 2004, and continuing through and including May 31, 2005, Essentially Yours Industries, Inc. is required to purchase from Nutri-Diem Inc. products totaling $20,000,000.00

Canadian. Additionally, those provisions specify that for each year commencing on June 1, and ending on May 31 thereafter during the term of that agreement products Essentially Yours Industries, Inc. is required to purchase products totaling $50,000,000.00 Canadian.

      The term of that agreement is for five (5) years commencing on June 30, 2002, and provided that Essentially Yours Industries, Inc. is not in default at the expiration of that initial five (5) year period, the agreement shall be automatically renewed for another five (5) year period. In the event Essentially Yours Industries, Inc. fails to make the minimum purchase during any year, Nutri-Diem Inc. has the option, to be exercised within 30 days of the end of the year in which the minimum purchase was not made, to require Essentially Yours Industries, Inc. to pay Nutri-Diem Inc. amount equal to 15% of the difference between the minimum amount for that year and the amount of actual purchases during that year. Additionally, in the event that Essentially Yours Industries, Inc. does not purchase the minimum amount during any particular year and does not pay Nutri-Diem Inc. that 15%, Nutri-Diem Inc., in its sole discretion, may terminate that agreement or cause the license granted in that agreement to be non-exclusive. The provisions of that agreement specify that Nutri-Diem Inc. will offer to Essentially Yours Industries, Inc. the right to sell, market and distribute in those territories any new product developed by Nutri-Diem Inc. Pursuant to the provisions of that agreement Essentially Yours Industries, Inc. agreed to obtain and maintain, at its sole cost and expense, standard Product Liability Advertiser Liability Insurance naming Nutri-Diem Inc. and its officers, directors, agents and employees, as additional insured parties in the amount of $1,000,000.00 U.S. dollars to be issued by an insurance company approved by Nutri-Diem Inc. The provisions of that agreement do not prohibit the assignment by Essentially Yours Industries, Inc. to the Company. Additionally, those provisions specify that such agreement inures to the benefit of and obligates the parties and their respective successors and assigns. Accordingly, as a result of the Merger, the Company has the exclusive right to market, sell and distribute those products in those territories and a non-exclusive license to market, sell and distribute those products on the Internet.

      Our Distribution and License Agreement with Nutri-Diem, Inc., as amended by the Addendum to the Distribution and License Agreement on November 7, 2002, also requires us to complete a financing in the amount of $3,000,000 before June 30, 2003.

      Essentially Yours Industries, Corp., a Canadian Federal Company and our Affiliate is owned by:

Title of Class	Name of Beneficial Owner	Amount Owed	Percent of Class

Common Stock	540166 B.C. Ltd	720	20.9%
Common Stock	543633 B.C. Ltd	720	20.9%
Common Stock	Revessence Holdings, Inc.(1)	720	20.9%
Common Stock	Flaming Gorge, Inc.(2)	710	20.6%
Common Stock	Nutri-Diem, Inc.(3)	540	15.6%
Common Stock	Iris Lieu	10	0.3%
Common Stock	Stephen Holmes	30	0.8%

(1)	Controlled by Barry La Rose, our Secretary and Director.

(2)	Controlled by Jay Sargeant, our President and Director.

(3)	Michel Grise, a member of our Board of Directors, is the President and a Director of Nutri-Diem, Inc.

Nutri-Diem Inc. is owned by:

Title of Class	Name of Beneficial Owner	Amount Beneficially Owed

Common Stock	Placements MGLD Inc.(1)	750 Class “A”
Common Stock	Essentially Yours Industries Corp	250 Class “A”

(1)	Controlled by Michel Grise, a member of our Board of Directors.

      Participation as IBAs. Several of our Officers and Directors or their family members participate in our business as IBAs. The mother and daughter of our President and Director, Jay Sargeant, are IBAs. Dori O’Neill, our Executive Vice President, Chief Operations Officer and Director is an IBA through his corporation, O’Neill Enterprises, Inc. The daughter of our Secretary and Director, Barry LaRose, is an IBA. David Eisenstein, our Director, and his daughter are IBAs.

      Non-Arm’s Length Agreements. Certain contemplated agreements and arrangements, including those relating to indemnification, compensation and payments between the Company and the officers and directors of the Company, will not be the result of arm’s length negotiations.

      Conflicts Related to Other Business Activities. The persons serving as officers and directors of the Company have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

      We will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

      In November 2002, we entered into a Consulting Agreements with Flaming Gorge, Inc., a company controlled by Jay Sargeant, our President and a member of our Board of Directors and with O’Neill Enterprises, Inc., a company controlled by Dori O’Neill, our Executive Vice President, Chief Operations Officer and a member of our Board of Directors. Pursuant to these agreements, the consultants agree to serve as our officers on a best efforts basis over the five (5) year initial term of these agreements. These agreements will automatically renew on a year-to-year basis at the end of the initial five (5) year term.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

      In the event we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

      There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We are registering all of our issued and outstanding shares of common stock for sale by our shareholders. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

      Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver to the customer a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature of risk in the market for penny stocks in both public offerings and secondary trading;

•	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

      Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

      Any future compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

      Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company for the year ended payable to the President of the

Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ended June 30, 2003.

	Year				Other	Long-term
Name and Principal Position	Ended	Salary		Bonus	Compensation	Compensation

Jay Sargeant	6/30/02	0	(1)	0	0	0
President and director
Barry LaRose	6/30/02	0	(2)	0	0	0
Secretary and director
Dori O’Neill	6/30/02	0	(3)	0	0	0
Executive Vice President, Chief Operations Officer and director
Donna Keay	6/30/02	0	(4)	0	0	0
Treasurer and Chief Financial Officer

(1)	For the fiscal year ending June 30, 2003, a consulting fee of $20,000 per month will be paid to Flaming Gorge, Inc., a company controlled by Mr. Sargeant.

(2)	For the fiscal year ending June 30, 2003, we will not directly compensate Mr. LaRose. Mr. LaRose is paid a monthly consulting fee of $20,000 per month by Essentially Yours Industries, Corp., a Canadian Federal Company and our affiliate.

(3)	For the fiscal year ending June 30, 2003, a consulting fee of $15,000 per month will be paid to O’Neill Enterprises Inc., a company controlled by Mr. O’Neill.

(4)	For the fiscal year ending June 30, 2003, Ms. Keay shall be paid $67,000 by 642706 B.C. Ltd., our wholly-owned subsidiary.

      Compensation of Directors. All of our directors receive reimbursement for out-of-pocket expenses for attending Board of Directors meetings. In November 2002, we appointed outside directors William Moreland and David Eisenstein to the Board of Directors. These outside directors will receive an attendance fee of $500 for each meeting of the Board of Directors. From time to time we may engage certain members of the Board of Directors to perform services on behalf of the Company and may compensate such persons for the performance of those services.

      Compensation of Officers. The terms and conditions of our compensation of our officers were not the result of arm’s-length negotiations, as all of our officers, with the exception of Donna Keay, are also directors, and our Board of Directors currently has no compensation committee consisting of outside directors.

      In November 2002, we entered into a Consulting Agreement with Flaming Gorge, Inc., a company controlled by Jay Sargeant, our President and a member of our Board of Directors. Pursuant to this agreement, this consultant agrees to serve as our President on a best efforts basis over the five (5) year initial term of this agreement. We will pay $20,000 per month in consideration for this consultant’s services. This agreement will automatically renew on a year-to-year basis at the end of the initial five (5) year term.

      In November 2002, we entered into a Consulting Agreement with O’Neill Enterprises, Inc., a company controlled by Dori O’Neill, our Executive Vice President, Chief Operations Officer and a member of our Board of Directors. Pursuant to this agreement, this consultant agrees to serve as our Executive Vice President on a best efforts basis over the five (5) year initial term of this agreement. We will pay $15,000 per month in consideration for this consultant’s services. This agreement will automatically renew on a year-to-year basis at the end of the initial five (5) year term.

      Participation as IBAs. Several of our Officers and Directors or their family members participate in our business as IBAs. The mother and daughter of our President and Director, Jay Sargeant, are IBAs. Dori O’Neill, our Executive Vice President, Chief Operations Officer and Director is an IBA through his corporation, O’Neill Enterprises, Inc. The daughter of our Secretary and Director, Barry LaRose, is an IBA. David Eisenstein, our Director, and his daughter are IBAs.

      Merger. On June 30, 2002, as consideration for our merger with Essentially Yours Industries, Inc., we issued 12,000,000 shares of our $.001 par value common stock to Jay Sargeant. Pursuant to a Declaration of Trust dated May 27, 2002, Jay Sargeant, our President and a member of our Board of Directors, holds the 12,000,000 shares issued by us in connection with the merger with Essentially Your Industries, Inc. in trust for twelve individuals. Of those shares held in trust, directors and named officers represent the following:

Name	Amount

Jay Sargeant	3,439,200
Barry LaRose	3,080,400
Michel Grise	2,240,400
Dori O’Neill	960,000
Donna Keay	180,000

LEGAL MATTERS

      The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

EXPERTS

      Our financial statements for the period ended June 30, 2002 and the financial statements of Essentially Yours Industries Corp. for the period ended July 31, 2001, which appear in this prospectus have been audited by Williams & Webster, P.S. located in Spokane, Washington. Additionally, the financial statements of Essentially Yours Industries Corp. for the period ended June 30, 2002, which appear in this prospectus have been reviewed by Williams & Webster, P.S. located in Spokane, Washington. These financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      We have also provided our unaudited pro forma financial statements to reflect the split (allocation) of a portion of the selling and distribution income and expenses of Essentially Yours Industries Corp. to a separate and distinct company, Essentially Yours Industries, Inc., as of July 31, 2001 and June 30, 2002.

ADDITIONAL INFORMATION

      We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

      None.

FINANCIAL STATEMENTS

ESSENTIALLY YOURS INDUSTRIES INC.

June 30, 2002

ESSENTIALLY YOURS INDUSTRIES CORP.

July 31, 2001

ESSENTIALLY YOURS INDUSTRIES CORP.

June 30, 2002

ESSENTIALLY YOURS INDUSTRIES INC.

Proforma Financial Statements

CONTENTS

Introduction	F-43
Financial Statements:
Balance Sheets	F-44
Statements of Operations	F-45
Notes to Proforma Financial Statements	F-47

Board of Directors and Stockholders
Essentially Yours Industries, Inc.
Las Vegas, Nevada

INDEPENDENT AUDITOR’S REPORT

      We have audited the accompanying consolidated balance sheet of Essentially Yours Industries, Inc., formerly Burrard Capital, Inc. (a Nevada corporation) as of June 30, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception (June 20, 2002) to June 30, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Essentially Yours Industries, Inc. as of June 30, 2002 and the results of its operations, stockholders equity and its cash flows for the period from inception (June 20, 2002) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and a negative working capital position which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Certified Public Accountants
Spokane, Washington
October 24, 2002

ESSENTIALLY YOURS INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

June 30,
2002

ASSETS
Current assets
Cash	$12,434
Accounts receivable, net of allowance	12,321
Related party receivables, net of allowance	72,727
Prepaid expenses	45,964

Total current assets	143,446

Property, plant and equipment	129,059
Intangible assets	1

Total assets	$272,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$211,966

Total current liabilities	211,966

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.001 par value; 70,000,000 shares authorized, 15,000,000 shares issued and outstanding	15,000
Additional paid-in capital	53,507
Accumulated deficit	(7,967)

Total stockholders’ equity	60,540

Total Liabilities and Stockholders’ Equity	$272,506

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

From Inception
(June 20, 2002)
to June 30, 2002

Revenue	$—

Operating expenses
Professional fees	7,967

Total Operating Expenses	7,967

Net loss before provision for taxes	(7,967)
Provision for income taxes	—

Net loss	$(7,967)

Basic and diluted
Net loss per common share	$ nil

Weighted average number of common stock shares outstanding	15,000,000

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock
					Additional		Total
	Number		Number		Paid-in	Accumulated	Stockholders’
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Equity

Stock issued for cash on June 20, 2002 at $.01 per share	—	$—	3,000,000	$3,000	$27,000	$—	$30,000
Contribution of assets, liabilities, and subsidiaries acquired at June 30, 2002	—	—	12,000,000	12,000	26,507	—	38,507
Net loss for period ended June 30, 2002	—	—	—	—	—	(7,967)	(7,967)

Balance, June 30, 2002	—	$—	15,000,000	$15,000	$53,507	$(7,967)	$60,540

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

From Inception
(June 20, 2002) to
June 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,967)
Adjustments to reconcile net loss to net cash used by operating activities:
(Increase) decrease in:
Prepaid expenses	(21,500)
Increase (decrease) in:
Accounts payable	11,467

Net cash used by operating activities	(18,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in acquisition	434

Net cash provided by investing activities	434

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock	30,000

Net cash provided by financing activities	30,000

Net increase in cash and cash equivalents	12,434
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$12,434

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$—

Income taxes paid	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Contribution of assets, liabilities and subsidiaries for stock	$38,507

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002

Note 1 — Description of Business

      Essentially Yours Industries, Inc., formerly Burrard Capital, Inc. (hereinafter “the Company”), was incorporated on June 20, 2002 in the State of Nevada. The main business activities of the Company were acquired through a merger with the former entity, Essentially Yours Industries, Inc., and other entities described in Note 3 concerning the Company’s reorganization. The principal business of the Company is the marketing of dietary supplements and personal care products. The Company sells its products through network marketing distributors, which in turn, sell the products to the end customers. The Company’s year-end is June 30.

Note 2 — Summary of Significant Accounting Principles

Accounting Method

      The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

      In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146,” Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002 and is not yet effective. The impact on the Company’s financial position or results of operations from adopting SFAS No. 146 has not been determined.

      In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”, which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 44, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB 64, which amended FASB 4, was rescinded as it was no longer necessary. SFAS No. 145 amended FASB 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Management does not believe that the adoption of SFAS No. 145 will have a material impact on the financial statements of the Company at June 30, 2002.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe that the adoption will have a material impact on the financial statements of the Company at June 30, 2002.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002, with earlier application encouraged. The Company adopted SFAS No. 143 and does not believe that the adoption will have a material impact on the financial statements of the Company at June 30, 2002.

      In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. As of June 30, 2002, the Company had adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company’s results of operations, as the Company does not have assets with indeterminate lives. The Company has analyzed its intangible assets, and determined that no impairment is necessary at this time.

      In September 2000, the FASB issued SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company’s results of operations or financial position.

Bad Debts

      The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At June 30, 2002, the Company determined that no allowance was required.

Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Compensated Absences

      Employees of the Company are entitled to paid vacation, and sick days (three per calendar year), depending on job classification, length of service, and other factors. The Company’s policy is to recognize the cost of compensated absences when actually paid to employees. If the amount were estimatible, it would not be currently recognized as the amount would be deemed immaterial.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

Concentration of Risk

      The Company maintains its cash accounts in a single commercial bank. During the year, the Company may maintain balances in excess of the federally insured amounts.

Cost of Sales

      Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and commissions.

Derivative Instruments

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 130”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

      If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

      At June 30, 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

      The Company has adopted SFAS No. 128, which provides for calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments

      The Company’s financial instruments as defined by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2002.

Foreign Currency Translation Gains/ Losses

      The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Income Taxes

      The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. This statement require the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company’s consolidated financial statement or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Inventories

      At June 30, 2002, the Company did not own any inventory. As part of an agreement with its former holding company, the Company agreed to sell the existing inventory as of June 30, 2002 held by the former holding company. (See Note 3). At the point in time when the Company begins to obtain inventory, the Company will state inventories at the lower of cost or market on a first-in, first-out basis.

Long-lived Assets

      The Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the period ended June 30, 2002, no impairments have been identified.

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned U.S. subsidiaries, Halo Distributions LLC and RGM International Inc. All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated.

Property and Equipment

      Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. See Note 5.

Revenue Recognition

      The Company recognizes revenue from product sales upon shipment to independent distributors, the Company’s customers.

Use of Estimates

      The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern

      The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern. The use of such principles may not be appropriate because, as of June 30, 2002, there was substantial doubt that the Company will be able to continue as a going concern.

      As of June 30, 2002, the Company had an accumulated deficit of $7,967 and negative working capital of $79,967. The viability of the Company is dependent upon its ability to obtain sufficient financing to implement its business plan.

      Management is confident that the Company will be able to secure the necessary financing to enable it to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 — Reorganization

      On May 27, 2002, Mr. Jay Sargeant, a shareholder of the Company’s prior holding company, reached an agreement to acquire all of the shares of the Company, along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owing to that shareholder. The prior holding company has agreed to provide to the Company the services outlined in the management agreement. These agreements were effective on June 30, 2002. Essentially Yours Industries, Inc. (“EYII”) owned ninety-nine percent of Halo Distributions LLC (“HALO”). The other one percent of HALO was owned by RGM International, Inc. (“RGM”) another subsidiary of Essentially Yours Industries Corp. (“EYIC”) which was transferred to Mr. Sargeant as additional consideration.

      On June 30, 2002, Shareholders of EYII exchanged all of the outstanding shares of EYII for 12,000,000 common shares of Burrard Capital Inc (“Burrard”). Concurrent with this transaction, EYII was merged into Burrard with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYIC although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYIC.

      On June 30, 2002, the Company took over the sales and marketing activities of its former holding company and entered into various agreements with that company as follows:

Transfer Agreement

      For consideration of $1, the former holding company transferred and assigned all of its rights, title and interest in and to the contracts with its independent business associates and any other contracts that may be identified by the parties as being inherent or necessary to the sales and marketing activities to the Company.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

License Agreement

      The former holding company licensed to the Company all of the rights, title, and interest that it may have in and to various intellectual properties for $1 per year for a term of 50 years. The Company will have the option at any time to require the former holding company to transfer all of its rights, title, interest in and to the intellectual properties to the Company at the sum of $1 or such greater sum as may be determined to be the fair market value of such intellectual property as determined by agreement between the parties, by arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded.

Agency Appointment Agreement

      The former holding company appointed the Company as the sole and exclusive agent to sell its remaining inventory on hand as of June 30, 2002 at the prices previously established, and to continue to sell at such price unless and until any change is agreed upon with the former holding company. In consideration for its efforts, the Company, will be entitled to a sales commission of fifteen percent on all sales of such inventory.

Management Agreement

      The former holding company agreed to perform various services such as administration, computer support, and sales and customer support, on behalf of the Company for a term of one year. The services and duties to be provided and performed by the former holding company for the Company shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting the Company in the sales and marketing business.

      The remuneration to be paid by the Company to the former holding company shall be agreed between the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services or duties being provided. At the present time, the Company has agreed to pay its former holding company expenses plus a fee of 5% on these expenses.

Note 4 — Accounts Receivable and Credit Risk

      Accounts receivable at June 30, 2002, consist primarily of amounts due from the Company’s former holding company.

Note 5 — Property and Equipment

      Capital assets are recorded at cost. Depreciation is being provided over five to seven years on a straight-line method. The Company’s property and equipment as of June 30, 2002, consisted of the property of HALO transferred through the shareholder and merger agreements. The accumulated depreciation on the equipment transferred represents depreciation expenses allocated to EYIC under the previous operating structure.

      Following is the cost and accumulated depreciation of property plant and equipment at June 30, 2002:

		Accumulated	Net Book Value
	Cost	Depreciation	June 30, 2002

Warehouse equipment	$223,927	$125,293	$98,634
Furniture and fixtures	17,937	9,943	7,994
Computer equipment	13,972	9,588	4,384

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

		Accumulated	Net Book Value
	Cost	Depreciation	June 30, 2002

Office equipment	3,215	1,768	1,447
Leasehold improvement	32,523	15,923	16,600

Total Property and Equipment	$291,574	$162,515	$129,059

Note 6 — Intangible Assets

      Intangible assets consist of rights, title, and interest in and to the contracts with the Company’s independent business associates as well as the rights and licenses to trademarks and formulae for the Company’s primary products. These rights and licenses were obtained from its former holding Company pursuant to a transfer agreement, as well as from the Company’s primary shareholder. (See Notes 3 and 7).

Note 7 — Capital Stock

Issuance of Capital Stock

      In its initial capitalization in June 2002, the Company issued 3,000,000 shares of common stock for $30,000.

      Pursuant to the merger agreement as discussed in Note 3, an additional 12,000,000 shares of common stock were issued to the shareholder of Essentially Yours Industries, Inc. (“EYII”). The transaction is valued at EYII’s basis in the assets, liabilities and subsidiaries that it contributed to Burrard Capital, Inc. At the completion of the merger, the Company changed its name from Burrard Capital, Inc. to Essentially Yours Industries, Inc.

Note 8 — Income Taxes

      The Company has approximately $8,000 in net operating losses available to offset against taxable income through the year 2022. The realization of future income benefits related to these losses is approximately $2,000 against which the Company fully provided an allowance.

Note 9 — Commitments

Purchase Agreement

      On June 30, 2002, the Company entered into a distribution and license agreement for a five-year renewable term, with a company in which a director has an ownership interest, which provides the Company the exclusive right to market, sell and distribute those products on the Internet. Management estimates that 70% of the Company’s sale volume results from products supplied under this licensing agreement.

      Pursuant to the agreement, the Company is required to purchase the following amounts of product during the term of the agreement:

June 1, 2002 — May 31, 2003	$3,000,000
June 1, 2003 — May 31, 2004	7,000,000
June 1, 2004 — May 31, 2005	20,000,000
June 1, 2005 — May 31, 2006	50,000,000
June 1, 2006 — May 31, 2007	50,000,000

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 — (Continued)

      In the event that the Company is unavailable to meet the minimum purchase requirements of the licensing agreement or the terms requiring it to pay 15% of the difference between the minimum purchase amount referred to above and actual purchases for that year in which there is a shortfall, then the licensor has various remedies available to it including, renegotiating the agreement, removing exclusivity rights, or terminating the agreement.

Lease Payments

      The Company has operating lease commitments for its premises, office equipment and an automobile. The minimum annual lease commitments areas follows:

2002	$153,221
2003	124,589
2004	3,200

Note 10 — Contingencies

      As described in Note 3, the Company effectively acquired from its former holding company the various rights it requires to continue the sales and marketing activity of its former holding company. Both the transfer agreement and intellectual property license agreement were negotiated between parties on a non-arms length bases. The agreements contain clauses that call for fair market value price adjustments payable to the former holding company should either of the parties by agreement, arbitration, tax assessment or through a third party action determine the consideration be less than fair market value. The value of the property transferred was valued based upon an outside professional valuation report and resulted in a reduction of dividends owed to Mr. Sargaent by EYIC of $360,000, which became his basis in his stock in EYII. The assets transferred by EYIC to EYII were transferred based upon there original cost less any subsequent appropriate adjustments for depreciation or amortization in accordance with generally accepted accounting principles.

Note 11 — Subsequent Events

      Subsequent to the date of these financial statements, the Company sold, in a private placement, 703,522 restricted shares of its common stock, for $1,055,327 less expenses of $160,000, for a net amount received of $895,327.

Board of Directors and Stockholders
Essentially Yours Industries Corp.
Las Vegas, Nevada

INDEPENDENT AUDITOR’S REPORT

      We have audited the accompanying consolidated balance sheet of Essentially Yours Industries Corp. (a British Columbia corporation) as of July 31, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essentially Yours Industries Corporation as of July 31, 2001 and the results of its operations, stockholders equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.

Certified Public Accountants
Spokane, Washington
October 24, 2002

ESSENTIALLY YOURS INDUSTRIES CORP.

CONSOLIDATED BALANCE SHEET

July 31,
2001

ASSETS
Current assets
Cash	$318,081
Marketable securities	174,932
Accounts receivable	41,987
Inventory	734,341
Income taxes recoverable	538,000
Related party receivables	235,185
Notes receivable	41,484
Prepaid expenses	41,379

Total current assets	2,125,389
Property, plant and equipment	1,467,083
Other assets
Restricted cash	525,005
Related party receivables	1,826,363
Long-term equity investments	1,214,583

Total other assets	3,565,951

Total assets	$7,158,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Bank indebtedness	$686,634
Accounts payable and accrued liabilities	1,819,039
Income taxes payable	1,833,881
Dividends payable	875,988
Related party loans	123,515

Total current liabilities	5,339,057
Commitments and contingencies
Stockholders’ equity
Class A common stock, no par value, 1,200 shares authorized, 1,130 shares issued and outstanding	67,783
Class B common stock, no par value, 2,400 shares authorized, 2,320 shares issued and outstanding	152,895
Retained earnings	1,598,688

Total stockholders’ equity	1,819,366

Total liabilities and stockholders’ equity	$7,158,423

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended
July 31, 2001

Revenue	$27,780,288
Cost of goods sold	22,191,343

Gross profit	5,588,945

Operating expenses
Financing and administration	1,943,332
Sales and marketing	3,017,038
Depreciation	264,104

Total Operating Expenses	5,224,474

Operating income	364,471

Other income (expenses)
Interest income	46,188
Miscellaneous income	2,142
Nutri-Diem Inc. investment income	252,275
3414761 Canada Inc. loss	(29,183)
Gain on transfer of intangible assets	—

Total other income (expenses)	271,422

Net income before taxes	635,893

Provision for taxes	371,569

Net income	$264,324

Basic and diluted net income per common share	$76.62

Weighted average number of common stock shares outstanding	3,450

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock
						Total
	Number		Number		Retained	Stockholders’
	of Shares	Amount	of Shares	Amount	Earnings	Equity

Balance, July 31, 2000	1,140	$71,458	2,330	$156,570	$1,353,614	$1,581,642
Redemption of common stock	(10)	(3,675)	(10)	(3,675)	(19,250)	(26,600)
Net income, July 31, 2001	—	—	—	—	264,324	264,324

Balance, July 31, 2001	1,130	$67,783	2,320	$152,895	$1,598,688	$1,819,366

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES CORP

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended
July 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$264,324
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	264,104
Income from Nutri-Diem Inc. investment	(252,275)
Loss from 3414761 Canada Inc. investment	29,183
(Increase) decrease in:
Accounts receivable	(4,769)
Inventory	73,052
Income taxes recoverable	147,000
Prepaid expenses	22,554
Restricted cash	(525,005)
Increase (decrease) in:
Accounts payable	566,872
Income taxes payable	(297,250)

Net cash provided by operating activities	287,790

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in marketable securities	(6,871)
Decrease in notes receivable	203,254
Acquisition of property and equipment	(18,384)

Net cash provided by investing activities	177,999

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank indebtedness	(196,086)
Redemption of common shares	(26,600)
Increase in loans to related parties	(369,776)
Increase in loans from related parties	70,190

Net cash used by financing activities	(522,272)

Net decrease in cash and cash equivalents	(56,483)
Cash and cash equivalents, beginning of period	374,564

Cash and cash equivalents, end of period	$318,081

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$—

Income taxes paid	$705,857

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2001

Note 1 — Description of Business

      The principle business of Essentially Yours Industries Corp. (hereinafter the “Company”) is the marketing of natural food supplements and health care products. The company sells its products through network marketing distributors, who in turn sell the products to end customers. The Company’s year end is July 31. The Company substantially changed its operations on June 30, 2002, when it distributed Essentially Yours Industries, Inc. and other subsidiaries in partial settlement of dividends owned to a shareholder. (See Note 15.)

Note 2 — Summary of Significant Accounting Principles

      This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

      The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

      In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On July 31, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company’s results of operations, as the Company does not have assets with indeterminate lives.

      In September 2000, the FASB issued SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company’s results of operations or financial position.

Bad Debts

      The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At July 31, 2001 there was mp allowance for doubtful accounts for trade accounts receivables based upon historical collections.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Cash and Cash Equivalents

      For purposes of the statements of cash flows, the Company considers all highly liquid investments (or short-term debt) with original maturities of three months or less to be cash equivalents.

Compensated Absences

      Employees of the Company are entitled to paid vacation, sick, and personal days off, depending on job classification, length of service, and other factors. The Company accrues vacation expense throughout the year. At July 31, 2001, $89,458 in accrued vacation is included in accrued liabilities.

Concentration of Risk

      The Company maintains its cash accounts in commercial banks in Vancouver, British Columbia, Canada. This account is not insured.

Cost of Sales

      Cost of sales consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business. Income from freight charges was $2,334,449 and freight expenses were $189,782 for the year ended July 31, 2001.

Derivative Instruments

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 130”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

      If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

      Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

      At July 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

      On January 1, 1998, the Company adopted SFAS No. 128, which provides for calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Foreign Currency Valuation

      Assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. The net effect of exchange difference arising from currency translation is disclosed as a separate component of stockholders’ equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Fair Value of Financial Instruments

      The Company’s financial instruments as defined by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash, advances to affiliate, trade accounts receivable, investment in securities available-for-sale, restricted cash, accounts payable and accrued expenses and short-term borrowings. All instruments other than the investment in securities available-for-sale are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at July 31, 2001.

Foreign Currency Translation Gains/ Losses

      The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Impaired Asset Policy

      In March 1995, the Financial Accounting Standards Board issued statement SFAS No. 121 titled “Accounting for Impairment of Long-lived Assets.” In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

      The Company does not believe any adjustments are needed to the carrying value of its assets at July 31, 2001.

Inventories

      Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Long-term Equity Investments

      The Company uses the equity method of accounting for its investments in Nutri-Diem, Inc. and 3414761 Canada Inc, as the Company owns 20% or more of these companies.

Investment in Securities

      Pursuant to Statement of Financial Accounting Standards (SFAS) No. 115, the Company’s investments in securities are classified as either trading, held to maturity, or available-for-sale. During the year ended July 31, 2001, the Company owned securities classified as trading securities.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

      Unrealized holding gains and losses, net of tax, on securities classified as trading securities are reported as a net amount included in net income.

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned US subsidiaries, Halo Distributions LLC, RGM International Inc., and Essentially Yours Industries, Inc., after elimination of the intercompany accounts and transactions.

Property and Equipment

      Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. See Note 5.

Provision for Taxes

      Income taxes are recorded on the tax allocation basis. Future income taxes are provided for all temporary differences between the tax basis of assets and liabilities, and their corresponding accounting value.

      The Company is required to file income tax returns on Canada and the United States. There can be significant temporary differences in the tax basis of assets and liabilities for income tax purposes between the two jurisdictions.

      Income taxes paid in the Unites States give rise to foreign tax credits which may be utilized to reduce Canadian federal income taxes payable. The Company recognizes the foreign tax credits as recoverable when the obligation to pay foreign income taxes is recorded. The realization of the recovery is dependent on the company having taxable income in Canada and paying related federal income taxes.

Restricted Cash

      The Company includes in restricted cash deposits held in a reserve account in the amount of $525,005 in 2001. Such deposits are required by a bank as protection against unfunded charge backs and returns of credit card transactions. Restricted cash is classified as other assets on the consolidated balance sheet.

Revenue Recognition

      The Company recognizes revenue from product sales upon shipment to independent distributors, the Company’s customers.

Use of Estimates

      The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Note 3 — Income Taxes Recoverable

      The Company has foreign income tax credits which are recoverable against Canadian federal income taxes payable. The foreign income tax credits recoverable of $538,000 for 2001 have been recognized as an asset. These foreign tax credits expire between 2006 and 2008.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Note 4 — Loans With Related Parties

      Loans to related parties in the aggregate amount of $2,061,548 at July 31, 2001, consist of loans to shareholders, a director and related companies. These loans are non-interest bearing and are payable on demand. $1,826,363 has been recorded as long-term receivables, as the Company does not expect payment within one year.

      Loans from related parties of $123,515 in 2001, represent loans from companies under significant influence from a director of the Company. These loans are non-interest bearing and are payable on demand.

Note 5 — Property Plant and Equipment

      Capital assets are recorded at cost. Depreciation is being provided at the following annual rates and methods:

Furniture, fixtures and equipment	30% declining balance and 7 year straight-line
Computer hardware	30% declining balance and 5 years straight-line
Computer software	2 years straight line
Leasehold improvements	15-39 years straight-line

      The following is a table outlining the cost and accumulated depreciation for the four classifications of property plant and equipment:

Cost

Furniture, fixtures and equipment	$551,369
Computer hardware	522,522
Computer software	638,422
Leasehold improvements	1,407,242

Total Cost of Property and Equipment	3,119,555
Less: Accumulated Depreciation	(1,652,472)

Balance, July 31, 2001	$1,467,083

      Depreciation expense for the year ended 2001 was $264,104.

Note 6 — Long-Term Equity Investments

      The following table is a summary of the Company’s long-term equity investments.

Investment in Nutri-Diem Inc.
Balance — Beginning of fiscal year	$1,509,695
Share of income	252,275
Dividend declared	(58,2264)

Balance — End of fiscal year	1,179,706
Investment in 3414761 Canada Inc.
Balance — Beginning of fiscal year	64,060
Share of loss	(29,183)

Balance — End of fiscal year	34,877

Total Long-term Equity Investments	$1,214,583

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

      The Company owns 250 Class A common shares of Nutri-Diem Inc. and 25 class A common shares of 3414761 Canada Inc., representing an effective ownership interest of 25% of each company.

Note 7 — Bank Indebtedness

      Bank indebtedness consists of checks written in excess of funds on deposit. The underlying bank is used as an imprest account with automatic transfers from the Company’s general account as checks are presented.

Note 8 — Common Stock

      The Company has two classes of common stock. Class A common stock is voting common stock and has 1,200 shares authorized for sale. Class B common shares are non-voting shares and have 2,400 shares authorized for sale. Neither class of shares has a par value.

      In 2001, the Company redeemed 10 shares each of Class A and Class B shares for cash of $26,600, resulting in a charge to retained earnings of $19,250.

Note 9 — Provision for Income Taxes

      The effective income tax rate in the Company’s consolidated statement of operations differs from statutory tax rates, principally as a result of permanent differences between accounting income and taxable income, as well as losses in the Company’s wholly owned subsidiary.

      The following table illustrates the permanent differences in the taxable income and accounting income, as well as the effective tax rates for 2001:

Earnings before provision for income taxes	$635,893
Less: Permanent difference	132,189
Losses in wholly owned subsidiary	145,939

Adjusted earnings for income taxes	$914,021

Income taxes	$371,569

Effective tax rate	40.7%

Note 10 — Commitments

Purchase Agreement

      The Company has a purchase agreement with Nutri-Diem Inc., which requires the Company to purchase amounts of product during the term of the agreement which expires on April 30, 2006.

      Following is a schedule of minimum purchase requirements for the Company:

May 1, 2001 – April 30, 2002	$10,000,000
May 1, 2002 – April 30, 2003	10,000,000
May 1, 2003 – April 30, 2004	10,000,000
May 1, 2004 – April 30, 2005	10,000,000
May 1, 2005 – April 30, 2006	10,000,000

      During the period ended April 30, 2001, the Company did not meet its minimum purchase requirements. Nutri-Diem Inc. has advised that the Company will continue to act as its exclusive worldwide licensee for the sale and marketing of its products. See Note 15.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Lease Payments

      The Company has three operating lease commitments to a related party for premises variously expiring in November 2001, 2002, and February 2003, as well as an operating lease for office and warehouse space expiring April 2004. The minimum annual lease commitments are as follows:

2002	$249,375
2003	117,828
2004	105,469

Note 11 — Contingencies

      Essentially Yours Industries, Corp. and a company, in which it has an equity investment, are party to various lawsuits, which are summarized as follows:

      The Company had a contract to use information systems technology. In 1998, the Company discontinued the use of this technology. The alleged owner of the technology commenced a legal action for breach of contract and injunctive relief. While the action for injunctive relief was subsequently dismissed, the originating legal action for contract breach is currently inactive. Management believes that the case against the Company is without merit.

      A claim has been brought against a director of the Company alleging payment of a debt, breach of contract, breach of trust, and unauthorized use of property. The Company has been named as a party but no specific claim has been made against the Company. Management is unable to make a meaningful assessment of this claim at this time. This action is currently inactive and management believes that the case against the Company is without merit.

      Two legal actions have commenced against Dermolab Cosmetiques Ltée (“Dermolab”), a wholly owned subsidiary of 3414761 Canada Inc., of which the Company is a 25% shareholder. This action is against a third party for breach of contract and asking for damages of CDN $760,013 in total plus legal fees and costs. The defendant is cross-claiming Dermolab for CDN $904,688. Council for Dermolab believes that the cross-claims are ill founded.

      As a result, no liability is recorded on these financial statements with respect to these matters.

Note 12 — Related Party Transactions

      During the year, the Company had the following transactions and year end balances with an officer and companies that are under significant influence and in which certain directors and officers have ownership interests.

2001

Transactions
Purchase of inventories	$3,304,589
Rent of office and warehouse facility	$147,990
Account Balances
Notes receivable	$30,838
Accounts payable and accrued liabilities	$116,109

      See also Notes 4 and 10 relating to related party transactions.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Note 13 — Economic Dependence

      During the year ended July 31, 2001, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is the sole supplier of the Company’s flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. (See Note 10.)

Note 14 — Financial Instruments

Income Taxes Recoverable

      The realization of this asset, in the amount of $538,000 at July 31, 2001, is dependent upon the Company’s ability to earn sufficient taxable income in Canada and incurring related federal income taxes which can be offset against the recoverable income taxes.

Foreign Currency Risk Exposure

      The Company is located in Canada, and while these financial statements are expressed in U.S. dollars, it is still exposed to exchange rate fluctuations for amounts in U.S. currency. Cash, marketable securities, accounts receivable, notes receivable, bank indebtedness, accounts payable and accrued liabilities, and income taxes payable included the following amounts denominated in U.S. currency:

Cash	$299,023
Marketable securities	174,932
Accounts receivable	41,987
Notes receivable	30,000
Restricted Cash	525,005
Bank indebtedness	661,087
Accounts payable and accrued liabilities	1,163,973
Income taxes payable	1,505,000

Fair Value of Financial Instruments

      Management estimates that the fair value of the Company’s other financial instruments do not vary materially from their carrying values.

Note 15 — Subsequent Events

      On May 27, 2002, a subsidiary of the Company, Essentially Yours Industries, Inc. (“EYII”) was granted a license by the Company for trademarks and formulas for 50 years. EYII was also chosen to be the sole and exclusive agent to sell the products of the Company.

      Subsequent to the date of these financial statements, a shareholder, to whom was owed in excess of $800,000 of dividend payments, demanded security for the dividends owed. The Company gave, as security for these dividends, the shares of two related companies, Essentially Yours International, Inc. (“EYII”) and RGM International Inc. (“RGM”). At a later date the shareholder gave demand to the Company for the amount owing. The Company acknowledged it did not have the funds to pay the dividend in cash, and the shareholder foreclosed on the pledged security, with these subsidiaries being effectively transferred to him on June 30, 2002. Along with the transfer of the subsidiaries, the Company transferred its sales and distribution business to EYII as part of these agreements. On June 30, 2002, the Company’s primary supplier, Nutri-Diem, Inc. (NDI) granted an exclusive five-year license to EYII to market, sell and distribute its products in

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

JULY 31, 2001

Canada and the United States under trademarks and non-exclusive internet rights. In addition, EYII is entitled to right of first refusal for expansion of products to other locales.

      On June 30, 2002, the Company signed a management agreement between itself and EYII to provide sales and support services for EYII. The Company will receive reimbursement of expenses incurred on behalf of EYII plus a 5% profit. Therefore, on this date, the Company’s primary focus changed from that of marketing of natural food supplements and health care products to a management company.

Board of Directors
Essentially Yours Industries Corp.
Las Vegas, Nevada

ACCOUNTANT’S REVIEW REPORT

      We have reviewed the accompanying balance sheet of Essentially Yours Industries Corp. as of June 30, 2002 and the related statements of operations, stockholders’ equity, and cash flows for the eleven months then ended. All information included in these financial statements is the representation of the management of Essentially Yours Industries Corp.

      We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

      The financial statements for the year ended July 31, 2001 were audited by us and we expressed an unqualified opinion on it in our report dated October 24, 2002. We have not performed any auditing procedures since that date.

Williams & Webster, P.S.

Certified Public Accountants
Spokane, Washington
November 4, 2002

ESSENTIALLY YOURS INDUSTRIES CORP.

BALANCE SHEETS

	June 30,	July 31,
	2002	2001

	(Unaudited)
ASSETS
Current assets
Cash	$348,465	$318,081
Marketable securities	63,328	174,932
Accounts receivable	—	41,987
Inventory	444,441	734,341
Income taxes recoverable	538,000	538,000
Related party receivables	1,269,951	235,185
Notes receivable	10,811	41,484
Prepaid expenses	14,310	41,379

Total current assets	2,689,306	2,125,389
Property, plant and equipment	1,212,844	1,467,083
Other assets
Restricted cash	500,005	525,005
Related party receivables	1,520,530	1,826,363
Long-term equity investments	1,172,352	1,214,583

Total other assets	3,192,887	3,565,951

Total assets	$7,095,037	$7,158,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Bank indebtedness	$757,272	$686,634
Accounts payable and accrued liabilities	1,037,941	1,819,039
Income taxes payable	2,443,748	1,833,881
Dividends payable	515,988	875,988
Related party loans	—	123,515

Total current liabilities	4,754,949	5,339,057
Commitments and contingencies	—	—
Stockholders’ equity
Class A common stock, no par value, 1,200 shares authorized, 1,130 shares issued and outstanding	67,783	67,783
Class B common stock, no par value, 2,400 shares authorized, 2,320 shares issued and outstanding	152,895	152,895
Retained earnings	2,119,410	1,598,688

Total stockholders’ equity	2,340,088	1,819,366

Total liabilities and stockholders’ equity	$7,095,037	$7,158,423

See accompanying notes and accountant’s review report.

ESSENTIALLY YOURS INDUSTRIES CORP.

STATEMENTS OF OPERATIONS

	11 Months Ended	Year Ended
	June 30, 2002	July 31, 2001

	(unaudited)
Revenue	$19,607,477	$27,780,288
Cost of goods sold	15,961,249	22,191,343

Gross profit	3,646,228	5,588,945

Operating expenses
Financing and administration	1,594,631	1,943,332
Sales and marketing	841,729	3,017,038
Amortization	161,116	264,104

Total Operating Expenses	2,597,476	5,224,474

Operating income	1,048,752	364,471

Other income (expenses)
Interest income	18,691	46,188
Miscellaneous income	1	2,142
Nutri-Diem Inc. investment income	51,470	252,275
3414761 Canada Inc. loss	(93,701)	(29,183)
Gain on transfer of intangible assets	321,493	—

Total Other Income (Expenses)	297,954	271,422

Net income before taxes	1,346,706	635,893
Provision for taxes	825,984	371,569

Net income	$520,722	$264,324

Basic and diluted net income per common share	$150.93	$76.62

Weighted average number of common stock shares outstanding	3,450	3,450

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES CORP

STATEMENT OF STOCKHOLDERS’ EQUITY

	Class A Common
	Stock		Class B Common Stock
						Total
	Number		Number		Retained	Stockholders’
	of Shares	Amount	of Shares	Amount	Earnings	Equity

Balance, July 31, 2000	1,140	71,458	2,330	156,570	1,353,614	1,581,642
Redemption of common stock	(10)	(3,675)	(10)	(3,675)	(19,250)	(26,600)
Net income, July 31, 2001	—	—	—	—	264,324	264,324

Balance, July 31, 2001	1,130	67,783	2,320	152,895	1,598,688	1,819,366
Net income for period ended June 30, 2002 (unaudited)	—	—	—	—	520,722	520,722

Balance, June 30, 2002 (unaudited)	1,130	$67,783	2,320	$152,895	$2,119,410	$2,340,088

ESSENTIALLY YOURS INDUSTRIES CORP

STATEMENTS OF CASH FLOWS

	11 Months	Year Ended
	Ended June 30,	July 31,
	2002	2001

	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$520,722	$264,324
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	161,116	264,104
Income from Nutri-Diem Inc. investment	(51,470)	(252,275)
Loss from 3414761 Canada Inc. investment	93,701	29,183
Gain on transfer of intangible assets	(321,493)
(Increase) decrease in:
Accounts receivable	(43,061)	(4,769)
Inventory	289,900	73,052
Income taxes recoverable	—	147,000
Prepaid expenses	2,606	22,554
Increase (decrease) in:
Accounts payable	(557,432)	566,872
Income taxes payable	609,867	(297,250)

Net cash provided by operating activities	704,456	812,795

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in marketable securities	111,604	(6,871)
Decrease (increase) in restricted cash	25,000	(525,005)
Decrease in notes receivable	30,673	203,254
Increase in related party receivables	(728,933)	(369,776)
Purchase of property and equipment	(59,106)	(18,384)
Transfer of cash on disposal of subsidiaries	(433)	—

Net cash used by investing activities	(621,195)	(716,782)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank indebtedness	70,638	(196,086)
Redemption of common shares	—	(26,600)
Decrease in related party loans	(123,515)	—
Increase in loans from related parties	—	70,190

Net cash used by financing activities	(52,877)	(152,496)

Net increase (decrease) in cash and cash equivalents	30,384	(56,483)
Cash and cash equivalents, beginning of period	318,081	374,564

Cash and cash equivalents, end of period	$348,465	$318,081

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$—	$—

Income taxes paid	$216,117	$705,857

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Payment of dividends with transfer of intangible assets	$360,000	$—
Disposition of subsidiaries’ non-cash assets and liabilities:
Accounts receivable	$85,048	$—
Prepaids	$24,463	$—
Property and equipment	$129,059	$—
Accounts payable	$200,499	$—

See accompanying notes and accountant’s review report.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002

Note 1 — Description of Business

      The principle business of Essentially Yours Industries Corp. (hereinafter the “Company”) is the marketing of natural food supplements and health care products. The company sells its products through network marketing distributors, who in turn sell the products to end customers. The Company’s year end is July 31. The Company substantially changed its operations on June 30, 2002, when it distributed Essentially Yours Industries, Inc. and other subsidiaries in partial settlement of dividends owned to a shareholder. The Company in turn changed its focus to that of offering management and advisory services to its former subsidiaries.

Note 2 — Summary of Significant Accounting Principles

      This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

      The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

      In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146,” Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002 and becomes effective on December 31, 2002, with earlier application encouraged. The impact on the Company’s financial position or results of operations from adopting SFAS No. 146 has not been determined.

      In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”, which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded, as a result, FASB 64, which amended FASB 44, was rescinded as it was no longer necessary.

      FASB 145 amended FASB 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Management has not yet determined the effects of adopting this Statement on the financial position or results of operations, except for the need to reclassify debt extinguishments previously reported as extraordinary.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). SFAS 144 replaces SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Assets to Be Disposed Of.” This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS 144 and does not believe that the adoption will have a material impact on the financial statements of the Company at June 30, 2002.

      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and does not believe that the adoption will have a material impact on the financial statements of the Company at June 30, 2002.

      In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On June 30, 2002, the Company had adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to result in no change to the Company’s results of operations, as the Company does not have assets with indeterminate lives.

      In September 2000, the FASB issued SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company’s results of operations or financial position.

Bad Debts

      The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At July 31, 2001 there was mp allowance for doubtful accounts for trade accounts receivables based upon historical collections.

Cash and Cash Equivalents

      For purposes of the statements of cash flows, the Company considers all highly liquid investments (or short-term debt) with original maturities of three months or less to be cash equivalents. Cash also includes deposits held in the reserve account in the amount of $500,000 at both June 30, 2002 and July 30, 2001. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Compensated Absences

      Employees of the Company are entitled to paid vacation, sick, and personal days off, depending on job classification, length of service, and other factors. The Company accrues vacation expense throughout the year. At June 30, 2002 and July 31, 2001, $96,582 and $89,458, respectively, in accrued vacation is included in accrued liabilities.

Concentration of Risk

      The Company maintains its cash accounts in commercial banks in Vancouver, British Columbia, Canada. This account is not insured.

Cost of sales

      Cost of sales consists of the purchase price of products sold, commissions paid, inbound and outbound shipping charges, packaging supplies and costs associated with service revenues and marketplace business.

Derivative Instruments

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 130”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

      If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

      Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

      At June 30, 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

      On January 1, 1998, the Company adopted SFAS No. 128, which provides for calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Foreign Currency Valuation

      Assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. The net effect of exchange difference arising from currency translation is disclosed as a separate component of

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

stockholders’ equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Fair Value of Financial Instruments

      The Company’s financial instruments as defined by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash, advances to affiliate, trade accounts receivable, investment in securities available-for-sale, restricted cash, accounts payable and accrued expenses and short-term borrowings. All instruments other than the investment in securities available-for-sale are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2002 and July 31, 2001. Investment in securities available-for-sale is recorded at fair value at June 30, 2002 and July 31, 2001.

Foreign Currency Translation Gains/Losses

      The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Impaired Asset Policy

      In March 1995, the Financial Accounting Standards Board issued statement SFAS No. 121 titled “Accounting for Impairment of Long-lived Assets.” In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

      The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2002.

Interim Financial Statements

      The interim financial statements for the period ended June 30, 2002 included herein have not been audited, at the request of the Company. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period. All such adjustments are normal recurring adjustments. The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year.

Inventories

      Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Long-term Equity Investments

      The Company uses the equity method of accounting for its investments in Nutri-Diem, Inc. and 3414761 Canada Inc, as the Company owns 20% or more of these companies.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Investment in Securities

      Pursuant to Statement of Financial Accounting Standards (SFAS) No. 115, the Company’s investments in securities are classified as either trading, held to maturity, or available-for-sale. During the 11 months ended June 30, 2002 and the year ended July 31, 2001, the Company owned no securities classified as trading securities.

Investment Policies

      The Company uses the average cost method to determine the gain or loss on investment securities held as available-for-sale based upon the accumulated cost bases of specific investment accounts.

Property and Equipment

      Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. See Note 5.

Provision for Taxes

      Income taxes are recorded on the tax allocation basis. Future income taxes are provided for all temporary differences between the tax basis of assets and liabilities, and their corresponding accounting value.

      The Company is required to file income tax returns on Canada and the United States. There can be significant temporary differences in the tax basis of assets and liabilities for income tax purposes between the two jurisdictions.

      Income taxes paid in the Unites States give rise to foreign tax credits which may be utilized to reduce Canadian federal income taxes payable. The Company recognizes the foreign tax credits as recoverable when the obligation to pay foreign income taxes is recorded. The realization of the recovery is dependent on the company having taxable income in Canada and paying related federal income taxes.

Revenue Recognition

      The Company recognizes revenue from product sales upon shipment to independent distributors, the Company’s customers.

     Use of Estimates

      The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Note 3 — Income Taxes Recoverable

      The Company has foreign income tax credits which are recoverable against Canadian federal income taxes payable. The foreign income tax credits recoverable of $518,000 have been recognized as an asset. These foreign tax credits expire between 2006 and 2008. The use of these tax credits or the addition of any additional credits are at the direction of management and subject to change by the company’s year-end.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 4 — Related Party Transactions

      Loans to related parties of $2,790,481 and $2,061,548 at June 30, 2002 and July 31, 2001, respectively, represent loans to shareholders, a director and related companies. The loans are non-interest bearing and are payable on demand.

      Loans from related parties of $123,515 at July 31, 2001, represent loans from companies under significant influence from a director. These loans are non-interest bearing and are payable on demand. There were no loans outstanding at June 30, 2002.

Note 5 — Property Plant and Equipment

      Capital assets are recorded at cost. Amortization and depreciation is being provided at the following annual rates and methods:

Furniture, fixtures and equipment	30% declining balance and 7 year straight-line
Computer hardware	30% declining balance and 5 years straight-line
Computer software	2 years straight line
Leasehold improvements	15-39 years straight-line

      The following is a table outlining the cost and accumulated depreciation for the four classifications of property plant and equipment:

		Accumulated	June 30, 2002	July 31, 2001
	Cost	Depreciation 2002	Net value	Net value

Furniture, fixtures and equipment	$309,226	$240,256	$68,970	$206,873
Computer hardware	548,038	414,036	134,002	144,477
Computer software	651,187	644,093	7,094	2,157
Leasehold improvements	1,379,014	376,236	1,002,778	1,113,576

Total property and equipment	$2,887,465	$1,674,621	$1,212,844	$1,467,083

      Depreciation and amortization expense for the 11 months ended June 30, 2002 and year ended July 31, 2001 were $161,116 and $264,104, respectively.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6 — Long-Term Equity Investments

      The following table is a summary of the Company’s long-term equity investments.

	June 30, 2002	July 30, 2001

Investment in Nutri-Diem Inc.
Balance — Beginning of year	$1,179,706	$1,509,695
Share of Income	51,740	52,275
Dividend declared	—	(582,264)

Balance — End of year	1,231,176	1,179,706
Investment in 3414761 Canada Inc.
Balance — Beginning of year	34,877	64,060
Share of Loss	(93,701)	(29,183)

Balance — End of year	(58,824)	34,877

Total Long-term Equity Investments	$1,172,352	$1,214,583

      The Company owns 250 Class A common shares of Nutri-Diem Inc. and 25 class A common shares of 3414761 Canada Inc., representing and effective ownership interest of 25% of each company.

Note 7 — Bank Indebtedness

      Bank indebtedness consists of checks written in excess of funds on deposit. The underlying bank is used as an imprest account with automatic transfers from the Company’s general account as checks are presented.

Note 8 — Common Stock

      The Company has two classes of common stock. Class A common stock is the voting common stock and has 1,200 shares authorized for sale. Class B common shares are non-voting shares and have 2,400 share authorized for sale. Neither class of shares has a par value.

      In 2001, the Company redeemed 10 shares each of Class A and Class B shares for cash of $26,600, resulting in a charge to retained earnings of $19,250.

Note 9 — Provision for Income Taxes

      The effective income tax rate in the Company’s consolidated statement of operations differs from the statutory tax rates mainly as a result of permanent differences between accounting income and taxable income, as well as losses in the Company’s wholly owned subsidiary.

      The following table illustrates the permanent differences in the taxable income and accounting income, as well as the effective tax rates for 2002 and 2001:

	June 30, 2002	July 31, 2001

Earnings before provision for income taxes	$1,346,706	$635,893
Less: Permanent difference	150,000	132,189
Losses in wholly owned subsidiary	122,870	145,939

Adjusted earnings for income taxes	1,628,122	914,021
Income taxes	$825,984	$371,569

Effective tax rate	51.0%	40.7%

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The above estimate of taxes is for an interim period ending June 30, 2002, which is subject to management decisions before year-end that could have a substantial effect upon the estimate.

Note 10 — Commitments

     Purchase Agreement

      The Company has a purchase agreement with Nutri-Diem Inc., which requires the Company to purchase minimum amounts of product during the term of the agreement which expires April 30, 2006.

      During the period ended April 30, 2001, the Company did not meet its minimum purchase requirements. Nutri-Diem Inc. has advised the Company that they will continue to act as its exclusive worldwide licencee for the sale and marketing of its products. As of June 30, 2002, the licenses were transferred to Essentially Yours Industries, Inc.

     Lease Payments

      The Company has an operating lease commitment to a related party for premises expiring November 2002. The remaining lease commitment for 2002 is $16,600.

      All leases expire by November 30, 2002, and the Company will occupy the facilities on a month-to-month basis.

Note 11 — Contingencies

      Essentially Yours and a company, in which it has an equity investment, are party to various lawsuits, which are summarized as follows.

      The company had a contract to use information systems technology. In 1998, the Company discontinued the use of this technology. The alleged owner of the technology commenced an action for an alleged breach of contract plus and application for injunctive relief. The application for injunctive relief by the alleged owner of the technology was dismissed. This action is currently inactive and management believes that the case against the Company is without merit.

      A claim has been brought against a director of the Company alleging payment of a debt, breach of contract, breach of trust, and unauthorized use of property. The Company has been named as a party but no specific claim has been made against the Company. Management is unable to make a meaningful assessment of this claim at this time. This action is currently inactive and management believes that the case against the Company is without merit.

      Two actions have been commenced against Dermolab Cosmetiques Ltée (“Dermolab”), a wholly owned subsidiary of 3414761 Canada Inc., of which the Company is a 25% shareholder (See Note 6), against a third party for breach of contract and asking for damages of Cdn $760,013 in total plus legal fees and costs. The defendant is cross-claiming Dermolab for Cdn $904,688. Council for Dermolab believes that the cross-claims are ill founded.

      The Company, as of June 30, 2002, distributed subsidiaries and intangible assets to a shareholder for partial payment of a dividend. This was in consideration of that shareholder’s forbearance concerning any collection against the Company. See note 16.

      As a result, no liability is recorded on these financial statements with respect to these matters.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 12 — Related Party Transactions

      During the year, the Company had the following transactions and year end balances with an officer and companies that are under significant influence and in which certain directors and officers have ownership interests.

	June 30, 2002	July 31, 2001

Transactions
Purchase of inventories	$2,173,196	$3,304,589
Rent expense	86,334	147,990
Account Balances
Notes receivable	—	30,838
Accounts payable and accrued liabilities	10,230	116,109

Note 13 — Economic Dependence

      During the year, the Company purchased approximately 90% of its products for resale from one company, Nytri-Diem Inc., which is the sole supplier of the Company’s flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. (See Note 10).

Note 14 — Financial Instruments

     Income taxes recoverable

      The realization of this asset is dependent upon the Company’s ability to earn sufficient taxable income in Canada and paying related federal income taxes.

     Foreign currency risk exposure

      The Company is located in Canada, and while these financial statements are expressed in US dollars, it is still exposed to exchange rate fluctuations for amounts in US currency. Cash, marketable securities, accounts receivable, notes receivable, bank indebtedness, accounts payable and accrued liabilities, and income taxes payable included the following amounts denominated in US currency:

	June 30, 2002	July 31, 2001

Cash	$840,209	$824,028
Marketable securities	32,807	174,932
Accounts receivable	—	41,987
Notes receivable	—	30,000
Bank indebtedness	729,250	661,087
Accounts payable and accrued liabilities	926,624	1,163,973
Income taxes payable	2,235,000	1,505,000

Note 15 — Comparative Figures

      Certain of the Company’s comparative figures have been restated to conform with the current year’s presentation.

ESSENTIALLY YOURS INDUSTRIES CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 16 — Disposition of Subsidiaries

      On May 27, 2002, a subsidiary of the Company, Essentially Yours Industries, Inc. (“EYII”) was granted a license by the Company for trademarks and formulas for 50 years. EYII was also chosen to be the sole and exclusive agent to sell the products of the Company.

      During May 2002, a shareholder, to whom was owed in excess of $800,000 of dividend payments, demanded security for the dividends owed. The Company gave, as security for these dividends, the shares of two related companies, Essentially Yours International, Inc. (“EYII”) and RGM International Inc. (“RGM”). At a later date the shareholder gave demand to the Company for the amount owing. The Company acknowledged it did not have the funds to pay the dividend in cash, and the shareholder foreclosed on the pledged security, with these subsidiaries being effectively transferred to him on June 30, 2002. Along with the transfer of the subsidiaries, the Company transferred its sales and distribution business to EYII as part of these agreements. On June 30, 2002, the Company’s primary supplier, Nutri-Diem, Inc. (NDI) granted an exclusive five-year license to EYII to market, sell and distribute its products in Canada and the United States under trademarks and non-exclusive internet rights. In addition, EYII is entitled to right of first refusal for expansion of products to other locales.

      The net assets distributed, including property, equipment, receivables and payables, was $38,507. The fair market value of intangible assets distributed, based upon a qualified appraisal was $360,000. The Company recognized a net gain on transfer of intangible assets and subsidiaries of $321,493.

      On June 30, 2002, the Company signed a management agreement between itself and EYII to provide sales and support services for EYII. The Company will receive reimbursement of expenses incurred on behalf of EYII plus a 5% profit. Therefore, on this date, the Company’s primary focus changed from that of marketing of natural food supplements and health care products to a management company.

ESSENTIALLY YOURS INDUSTRIES, INC.

PROFORMA FINANCIAL STATEMENTS

      The following management prepared proforma financial statements reflect the split (allocation) of a portion of the selling and distribution income and expenses of Essentially Yours Industries Corp. to a separate and distinct company, Essentially Yours Industries, Inc., as of July 31, 2001 and June 30, 2002. The proformas reflect the result of the satisfaction of the security agreement between Essentially Yours Industries Corp. and one of its shareholders, to whom the Company owed back dividends.

      The proforma financial statements have been prepared utilizing the historical financial statements of Essentially Yours Industries Corp. and splitting out the selling and distribution portions. These proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of Essentially Yours Industries Corp. and Essentially Yours Industries, Inc.

      The proforma financial statement of operations assume that the split had occurred at the beginning of the period presented in the statements. All inter-company accounts and transactions have been eliminated.

      The proforma financial statements do not purport to be indicative of the financial positions and results of operations, which actually would have been obtained if the split had occurred on the dates indicated, or the results, which may be obtained in the future.

ESSENTIALLY YOURS INDUSTRIES, INC.

PROFORMA BALANCE SHEETS

July 31, 2001

				Proforma
	Essentially			Essentially
	Yours	Adjustments		Yours
	Industries	Debits		Industries,
	Corp.	(Credits)		Inc.

ASSETS
Current assets
Cash	$318,081	$(173,730	)(a)	$144,351
Marketable securities	174,932	(174,932	)(a)	—
Accounts receivable	41,987	—	(a)	41,987
Inventory	734,341	(734,341	)(a)	—
Income taxes recoverable	538,000	(538,000	)(a)	—
Related party receivables	235,185	(235,185	)(a)	—
Notes receivable	41,484	(41,484	)(a)	—
Prepaid expenses	41,379	(39,218	)(a)	2,161

Total current assets	2,125,389	(1,936,890)		188,499
Property, plant and equipment	1,467,083	(1,314,854	)(a)	152,229
Other assets
Restricted cash	525,005	(525,005	)(a)	—
Related party receivables	1,826,363	(1,826,363	)(a)	—
Long-term equity investments	1,214,583	(1,214,583	)(a)	—

Total other assets	3,565,951	(3,565,951)		—

Total assets	$7,158,423	$(6,817,695)		$340,728

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Bank indebtedness	$686,634	$686,634	(a)	$—
Accounts payable and accrued liabilities	1,819,039	1,674,788	(a)	144,251
Income taxes payable	1,833,881	1,570,067	(a)	263,814
Dividends payable	875,988	875,988	(a)	—
Related party loans	123,515	123,515	(a)	—

Total current liabilities	5,339,057	4,930,992		408,065
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock	220,678	208,678	(a)	12,000
Retained earnings (deficit)		90,688	(b)
	1,598,688	1,587,337	(a)	(79,337)

Total stockholders’ equity (deficit)	1,819,366	1,886,703		(67,337)

Total liabilities and stockholders’ equity (deficit)	$7,158,423	$6,817,695		$340,728

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

PROFORMA STATEMENT OF OPERATIONS

Year Ended July 31, 2001

				Proforma
	Essentially Yours	Adjustments		Essentially Yours
	Industries Corp.	Debits (Credits)		Industries, Inc.

Revenue — net	$27,780,288	$—		$27,780,288
Cost of goods sold	22,191,343	—		22,191,343

Gross profit	5,588,945	—		5,588,945

Operating expenses
Financing and administration	2,085,286	(178,655	)(a)	1,906,631
Sales and marketing	3,017,038	—		3,017,038
Management fees	—	90,688	(b)	90,688
Amortization	122,150	—		122,150

Total Operating Expenses	5,224,474	(87,967)		5,136,507

Operating income (loss)	364,471	(87,967)		452,438

Other income (expenses)
Interest income	46,188	46,188	(a)	—
Miscellaneous income	2,142	2,142	(a)	—
Nutri-Diem Inc. investment income	252,275	252,275	(a)	—
3414761 Canada Inc. loss	(29,183)	(29,183	)(a)	—
Gain on transfer of intangible assets	—	—		—

Total other income (expenses)	271,422	271,422		—

Net income before taxes	635,893	183,455		452,438
Provision for taxes	371,569	107,755	(a)	263,814

Net income	$264,324	$75,700		$188,624

Basic and diluted net income per common share	$76.62			$0.02

Weighted average number of common stock shares outstanding	3,450			12,000,000

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

PROFORMA STATEMENT OF OPERATIONS

June 30, 2002

					Proforma
	Essentially Yours	Essentially Yours	Adjustments		Essentially Yours
	Industries Corp.	Industries Inc.	Debits (Credits)		Industries Inc.

Revenue	$19,607,477	$—	$—		$19,607,477
Cost of goods sold	15,961,249	—	—		15,961,249

Gross profit	3,646,228	—	—		3,646,228
Operating expenses
Financing and administration	1,594,631	7,967	(68,475	)(a)	1,534,123
Sales and marketing	841,729	—	—		841,729
Management fee	—	—	71,310	(b)	71,310
Amortization	161,116	—	—		161,116

Total Operating Expenses	2,597,476	7,967	2,835		2,608,278

Operating income (loss)	1,048,752	(7,967)	(2,835)		1,037,950
Other income (expenses)
Interest income	18,691	—	18,691	(a)	—
Miscellaneous income	1	—	1	(a)	—
Nutri-Diem Inc. investment income	51,470	—	51,470	(a)	—
3414761 Canada Inc. loss	(93,701)	—	(93,701	)(a)	—
Gain on transfer of intangible assets	321,493	—	321,493	(a)	—

Total other income (expenses)	297,954	—	297,954		—

Net income before taxes	1,346,706	(7,967)	300,789		1,037,950
Provision for taxes	825,984	—	241,652	(a)	584,332

Net income (loss)	$520,722	$(7,967)	$59,137		$453,618

Basic and diluted net income (loss) per common share	$150.93	$ nil			$0.03

Weighted average number of common stock shares outstanding	3,450	15,000,000			15,000,000

The accompanying notes are an integral part of these financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

      On May 27, 2002, Mr. Jay Sargeant, a shareholder of the Company’s prior holding company (Essentially Yours Industries Corp.) reached an agreement to acquire all of the shares of the Company, along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owed to him. EYIC has agreed to provide to the Company the services outlined in the management agreement. These agreements were effective on June 30, 2002. Essentially Yours Industries, Inc. (“EYII”) owned ninety-nine percent of Halo Distributions LLC (“HALO”). The other one percent of HALO was owned by RGM International, Inc. (“RGM”) another subsidiary of Essentially Yours Industries Corp. (“EYIC”) which was transferred to Mr. Sargeant as additional consideration.

      On June 30, 2002, shareholders of Essentially Yours Industries, Inc. (“EYII”) exchanged all of the outstanding shares of EYII for 12,000,000 common shares of Burrard Capital Inc (“Burrard”). Concurrent with this transaction, EYII was merged into Burrard, with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYIC although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYIC.

      On June 30, 2002, the Company took over the sales and marketing activities of its former holding company and entered into various agreements with that company.

      The proforma financial statements contained adjustments to characterize the transactions of EYIC as those of EYII for the respective periods presented. The proforma statement of operations is presented for both periods, while the proforma balance sheet is presented only for July 31, 2001. The balance sheet for June 30, 2002 is contained in the separate financial statements of EYII. The activities presented on the proforma statement of operations contain the operations of HALO and the sales and distribution system of EYIC. The adjustments marked with (a) are to equate the activities of the companies as if EYIC and EYII had operated as separate entities. The adjustments marked with (b) are to incorporate the difference in cost structures based upon the five percent administrative charge that EYII would have paid to EYIC for certain management and operating functions under a management agreement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

      Our Articles of Incorporation limit the liability of our directors and officers to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual’s fiduciary duties as a director except for liability for (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

      This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

      The Nevada corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers to the maximum extent permitted by law. Our Bylaws also require us to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party’s status or service as a director or officer of ours or as a director, officer, employee benefit plan or other enterprise, if serving as such at our request. Our Bylaws also permit us to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. We intend to enter into indemnification agreements with our directors and some of our officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors’ and officers’ liability insurance if maintained for other directors or officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

      We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees		$4,507.08
Blue Sky Filing Fees	Approximately	$35,000.00
Transfer Agent Fees	Approximately	$2,000.00
Costs of Printing and Engraving	Approximately	$8,000.00
Miscellaneous Fees	Approximately	$5,492.92
Legal Fees	Approximately	$80,000.00
Accounting Fees	Approximately	$60,000.00

Recent Sales of Unregistered Securities

      There have been no sales of unregistered securities within the last three years that we would be required to disclose pursuant to Item 701 of Regulation S-B, except for the following:

      In June 2002, we (under our prior name, Burrard Capital) issued 3,000,000 shares of our $.001 par value common stock in a private placement.

•	2,400,000 of these shares were issued utilizing the exemption specified by the provisions of Regulation S.

•	600,000 of these shares were issued pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant thereto. These shares were offered to purchasers whom we believe are “accredited investors”, as that term is defined in Rule 501 of Regulation D, and who have the qualifications necessary to permit these shares to be offered and sold in reliance upon an exemption from registration pursuant to the Act for transactions not involving any public offering.

      On June 30, 2002, as consideration for our merger with Essentially Yours Industries, Inc., we issued 12,000,000 shares of our $.001 par value common stock to the shareholder of that corporation, pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant thereto. These shares were offered to purchasers whom we believe are “accredited investors”, as that term is defined in Rule 501 of Regulation D, and who have the qualifications necessary to permit these shares to be offered and sold in reliance upon an exemption from registration pursuant to the Act for transactions not involving any public offering.

      In October 2002, we issued 703,552 shares of $.001 par value common stock in a private placement, pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant thereto. These shares were offered to purchasers whom we believe are “accredited investors”, as that term is defined in Rule 501 of Regulation D, and who have the qualifications necessary to permit these shares to be offered and sold in reliance upon an exemption from registration pursuant to the Act for transactions not involving any public offering.

Exhibits

      Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.

1 .	Underwriting Agreement (not applicable)
2 .	Merger Agreement and Plan of Reorganization, dated as of June 30, 2002, between and among Burrard Capital, Inc., a Nevada corporation; Essentially Yours Industries, Inc., a Nevada corporation; and Jay Sargeant.
3.1	Articles of Incorporation (Charter Document)
3.2	Bylaws
5 .	Opinion Re: Legality
8 .	Opinion Re: Tax Matters (not applicable)
10.1	Transfer/Assignment, dated as of May 27, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.2	License of Intellectual Property, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.3	Agency Appointment Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.4	Management Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.5	Distribution and License Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Nutri-Diem, Inc., a Canadian corporation incorporated pursuant to the laws of the Quebec Company Act.
10.6	Declaration of Trust, dated as of May 27, 2002, between Jay Sargeant and twelve named trust beneficiaries.
10.7	Notice to Transfer Intellectual Property Rights, dated as of August 28, 2002 from Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company, and its directors.
10.8	Assignment/Transfer of Intellectual Property Rights, dated as of August 28, 2002, from Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company.
10.9	Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and Flaming Gorge, Inc.
10.10	Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and O’Neill Enterprises, Inc.
10.11	Addendum to the Distribution and License Agreement dated as of November 7, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Nutri-Diem, Inc., a Canadian corporation incorporated pursuant to the laws of the Quebec Company Act.
10.12	Form of Lock-up Agreement
10.13	Form of Subscription Documents
10.14	Form of IBA Application
11 .	Statement Re: Computation of Per Share Earnings (Loss)*
23.1	Consent of Auditors (Essentially Yours Industries, Inc.)
23.2	Consent of Auditors (Essentially Yours Industries Corp.)
23.3	Letter Re: Unaudited Interim Financial Statement Information
23.4	Consent of Counsel**
24 .	Power of Attorney is included on the Signature Page of the Registration Statement

*	Included in Financial Statements

**	Included in Exhibit 5

Undertakings

      A.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      B.     We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Las Vegas, Nevada, on November 12, 2002.

ESSENTIALLY YOURS INDUSTRIES, INC.,
a Nevada corporation

By:	/s/ JAY SARGEANT

Jay Sargeant

Its:	President and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed on this 12th day of November, 2002, the following persons in the capacities and on the dates stated:

/s/ JAY SARGEANT	November 12, 2002
Jay Sargeant, President and Director

/s/ BARRY LAROSE	November 12, 2002
Barry LaRose, Secretary and Director

/s/ DORI O’NEILL	November 12, 2002
Dori O’Neill, Executive Vice President, Chief Operations Officer and Director

/s/ DONNA KEAY	November 12, 2002
Donna Keay, Treasurer and Chief Financial Officer

/s/ MICHEL GRISE	November 12, 2002
Michel Grise, Director

/s/ WILLIAM MORELAND	November 12, 2002
William Moreland, Director

/s/ DAVID EISENSTEIN	November 12, 2002
David Eisenstein, Director

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints hereby authorizes Jay Sargeant with the full power of substitution, as attorney-in-fact, to sign in such person’s behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Essentially Yours Industries, Inc.,

a Nevada corporation

/s/ JAY SARGEANT	November 12, 2002
Jay Sargeant, President and Director

/s/ BARRY LAROSE	November 12, 2002
Barry LaRose, Secretary and Director

/s/ DORI O’NEILL	November 12, 2002
Dori O’Neill, Executive Vice President, Chief Operations Officer and Director

/s/ DONNA KEAY	November 12, 2002
Donna Keay, Treasurer and Chief Financial Officer

/s/ MICHEL GRISE	November 12, 2002
Michel Grise, Director

/s/ WILLIAM MORELAND	November 12, 2002
William Moreland, Director

/s/ DAVID EISENSTEIN	November 12, 2002
David Eisenstein, Director

EXHIBIT INDEX

Exhibit No.

1 .	Underwriting Agreement (not applicable)
2 .	Merger Agreement and Plan of Reorganization, dated as of June 30, 2002, between and among Burrard Capital, Inc., a Nevada corporation; Essentially Yours Industries, Inc., a Nevada corporation; and Jay Sargeant.
3.1	Articles of Incorporation (Charter Document)
3.2	Bylaws
5 .	Opinion Re: Legality
8 .	Opinion Re: Tax Matters (not applicable)
10.1	Transfer/Assignment, dated as of May 27, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.2	License of Intellectual Property, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.3	Agency Appointment Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.4	Management Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Essentially Yours Industries, Corp., a Canadian Federal Company.
10.5	Distribution and License Agreement, dated as of June 30, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Nutri-Diem, Inc., a Canadian corporation incorporated pursuant to the laws of the Quebec Company Act.
10.6	Declaration of Trust, dated as of May 27, 2002, between Jay Sargeant and twelve named trust beneficiaries.
10.7	Notice to Transfer Intellectual Property Rights, dated as of August 28, 2002 from Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company, and its directors.
10.8	Assignment/Transfer of Intellectual Property Rights, dated as of August 28, 2002, from Essentially Yours Industries, Inc., a Nevada corporation, to Essentially Yours Industries, Corp., a Canadian Federal Company.
10.9	Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and Flaming Gorge, Inc.
10.10	Consulting Agreement, dated as of November 5, 2002, between Essentially Yours Industries, Inc., a Nevada corporation, and O’Neill Enterprises, Inc.
10.11	Addendum to the Distribution and License Agreement dated as of November 7, 2002, between Essentially Yours Industries, Inc., a Nevada corporation and Nutri-Diem, Inc., a Canadian corporation incorporated pursuant to the laws of the Quebec Company Act.
10.12	Form of Lock-up Agreement
10.13	Form of Subscription Documents
10.14	Form of IBA Application
11 .	Statement Re: Computation of Per Share Earnings (Loss)*
23.1	Consent of Auditors (Essentially Yours Industries, Inc.)
23.2	Consent of Auditors (Essentially Yours Industries Corp.)
23.3	Letter Re: Unaudited Interim Financial Statement Information
23.4	Consent of Counsel**
24 .	Power of Attorney is included on the Signature Page of the Registration Statement

*	Included in Financial Statements

**	Included in Exhibit 5